UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2026
1:00 p.m. Central Time
601 NW Second Street
Evansville, Indiana 47708

Message to Our Stockholders
April 29, 2026
Dear fellow stockholders:
It is a pleasure to invite you to attend our 2026 Annual Meeting of Stockholders, which will be held on June 16, 2026 at 1:00 p.m. Central Time, at our offices located at 601 NW Second Street, Evansville, Indiana 47708 (the “Annual Meeting”). Details regarding the business to be conducted at the Annual Meeting, proxy voting and other information about how to participate are more fully described in this proxy statement.
Your vote is important to us. Whether or not you are planning to attend the Annual Meeting, we encourage you to read our proxy statement and annual report in their entirety prior to the Annual Meeting, and request that you support our voting recommendations.
2025 was a strong year marked by earnings growth and meaningful progress on our long-term strategic vision. Our vision to be the lender of choice for the nonprime consumer continued to guide our actions, from how we serve our nearly 3.8 million customers to how we invest in our people and communities. We experienced significant revenue growth and accelerated loss improvement, supported by our continued focus on efficiency this year. We continued to innovate in our personal loan business by launching a simplified debt consolidation product, adding new data sources that automate customer information to improve the application process, streamlining loan renewal for certain customers, and creating a loan origination channel through our credit card business, just to name a few. We also saw excellent growth and performance in our newer credit card and auto finance businesses. These innovations, together with disciplined execution, led to improved credit performance, responsible growth, and increased capital generation.
Strong corporate governance practices are foundational to our company. Our proxy statement details the steps our Board has taken to strengthen oversight, enhance accountability, and ensure our executive compensation framework remains aligned with performance and long-term value creation. We are committed to ongoing Board refreshment and regular Board evaluation, to ensure that we have the right skills and experience for effective oversight in line with the business evolution. In 2025, we focused on strengthening the Board’s collective skills and experience to support effective oversight of the Company’s strategy and risk profile.
Our people, our customers, and our communities are at the heart of everything we do. We are proud that OneMain was recognized by the Best Practice Institute as one of America’s Most Loved Workplaces for the fourth consecutive year, a recognition based on team member feedback that reflects the culture of high performance, teamwork, personal growth, and shared commitment to our customers that we have worked hard to build. Our culture is a key competitive advantage, supporting employee engagement, strong execution, deep customer relationships and consistent outperformance.
We enter 2026 with a clear line of sight to continued capital generation growth. We are excited about what lies ahead for OneMain and remain committed to durable value creation, strong governance, and responsible stewardship of your capital.
On behalf of the entire Board, we thank you for your continued investment in OneMain and the confidence you place in our management team, our Board, and the approximately 9,300 team members who show up every day committed to our customers and our mission.
.

Doug Shulman Chairman and Chief Executive Officer	Roy A. Guthrie Lead Independent Director
i

Notice of the 2026 Annual Meeting of Stockholders

Date and Time	June 16, 2026 1:00 p.m. Central Time

Place	601 NW Second Street, Evansville, Indiana 47708

Meeting Agenda
To elect two Class I director nominees, Phyllis R. Caldwell and Roy A. Guthrie, to serve until the 2029 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
To approve, on an advisory basis, the compensation paid to the Company’s named executive officers.
To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation paid to the Company’s named executive officers.
To approve the Company’s 2026 Omnibus Incentive Plan.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Record Date	To vote, you must have been a stockholder at the close of business on April 20, 2026.

Voting Options	You have three options for submitting your vote before the Annual Meeting: •Internet, through a computer or mobile device such as a tablet or smartphone; •Telephone; or •Mail.
Please vote as soon as possible, even if you plan to attend the Annual Meeting.

By order of the Board of Directors,

Lily Fu Claffee
Chief Legal Officer & Corporate Secretary
April 29, 2026

We have provided you with this Notice of the 2026 Annual Meeting of Stockholders and proxy statement because the Board of Directors of OneMain Holdings, Inc. (the “Company” or “OneMain”) is soliciting your proxy to vote at the Company’s Annual Meeting of Stockholders to be held on June 16, 2026.

This proxy statement contains information about the items to be voted upon at the Annual Meeting and information about the Company. Instructions on how to access this proxy statement and our 2025 Annual Report to Stockholders (the “2025 Annual Report”) on the Internet or paper copies of this proxy statement and the 2025 Annual Report are first being sent or given to stockholders on or about April 29, 2026.
This proxy statement refers to certain other reports, documents, and websites, including the Company’s website, which shall not be deemed to form part of, or to be incorporated by reference into, this proxy statement.

ii

Proxy Summary
2025 Performance Overview

6% Managed Receivables Growth*

$14.4 billion Originations Up 8% YoY

$2.8 billion Auto Managed Receivables*

$936 million Credit Card Receivables

$783 million Net Income

$913 million Capital Generated*

$639 million Capital Returned to Stockholders

$5.9 billion Funding Raised

Named one of 2025 America’s Top 100 Most Loved Workplaces® for the fourth year in a row

Provided free digital financial education to nearly 5,000 high schools (18% of all US high schools) and more than 600,000 students nationwide since inception

*Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.

Capital Allocation Framework:
Invest in business and portfolio growth
Provide predictable regular dividend that can
continue through a stressed environment
Make share repurchases a regular part of capital return
•Quarterly dividend of $1.05 per share for dividend declared on February 5, 2026
($4.20 per share annualized)
•$1 billion, 3-year share repurchase authorization through 2028
•Repurchased $139 million of shares in 2025

“Our disciplined approach to credit, ongoing investments to drive innovation, and deep commitment to our customers has positioned us to deliver profitable growth and create long-term value for stockholders.”

Doug Shulman Chairman and Chief Executive Officer

Governance and Board
Evolution of Governance Practices
Our Board believes that strong corporate governance practices are important to ensuring effective oversight. Over the years since the exit of our primary private equity owner in 2021, we have continued to conduct a comprehensive analysis of our Board and governance practices, incorporating feedback received from our stockholders. In response, the Board has taken the following steps to enhance our governance framework since the 2021 Annual Meeting:
Stockholder Rights
•Proposing an annual advisory vote on executive compensation (see Proposal 3)
•Amended our Amended and Restated Bylaws (the “Bylaws”) to provide for a majority voting standard in uncontested director elections
•Stockholder feedback regularly shared with the Board and its committees
Board and Committee Composition
•Refreshed our Board with five new independent directors, each of whom brings relevant perspectives and expertise to effectively oversee our business
•Rotated committee memberships and composition
•Enhanced our annual Board evaluation process
Board Oversight
•Enhanced the scope of responsibilities of our Lead Independent Director
•Enhanced Board-related disclosures, including expanding director and director nominee biographies and disclosing a comprehensive director-specific skills matrix with definitions of each skill
•Expanded cyber-related disclosures, including amending the Risk Committee charter to highlight oversight of cybersecurity, information security, and data privacy

Focus on Director Skillsets Aligned to Business Strategy
The Nominating and Corporate Governance (“NCG”) Committee, in conjunction with the full Board, takes into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. We prioritize the regular review of our overall Board composition to ensure our directors, both individually and collectively, represent the skills, experiences, and backgrounds most suited to effectively oversee management and the Company. The following highlights certain qualifications and experiences currently reflected on our Board and relevant to OneMain’s current profile and strategic needs.
See Proposal 1 for additional information about nominees and continuing directors.

Accounting and Auditing
6 out of 8 directors
Consumer Finance
7 out of 8 directors
Corporate Governance and Responsibility
7 out of 8 directors
Finance and Capital Markets
8 out of 8 directors
Government, Legal and Regulatory
4 out of 8 directors
Human Capital Management
5 out of 8 directors
Public Company Board Experience
6 out of 8 directors
Risk Management
7 out of 8 directors
Senior Executive Leadership
8 out of 8 directors
Technology and Innovation
5 out of 8 directors

Executive Compensation
We believe our executive compensation program should reflect our pay-for-performance philosophy, under which the compensation of our named executive officers is closely tied to our financial performance and the creation of value for our stockholders. The Compensation Committee establishes our annual compensation program early in our fiscal year as part of its assessment of prior year performance and establishing objectives for the current year. Following a holistic review of our compensation practices, the Compensation Committee redesigned our compensation program in 2023 to better reflect our business and short- and long-term strategic objectives, as well as feedback received from our stockholders. The table below provides an overview of the 2025 compensation program.
Elements of our Executive Compensation Program

Element	Form	Purpose / Metrics
Base Salary	Cash	•Competitive base pay to help attract and retain executive talent
Annual Incentive Compensation	Cash	Designed to drive performance against pre-defined annual financial and strategic goals •Annual financial performance metrics (70%) •Strategic factors (30%)
Long-Term Equity Awards	PSUs – Stock
Drive performance against strategic imperatives that create sustainable long-term stockholder value, align executive interests with stockholders and reward appropriately

Payout based on Capital Generation performance:
•2025 Capital Generation per share (34%)
•2026 Capital Generation per share Growth (33%)
•2027 Capital Generation per share Growth (33%)

Adjusted +/- 20% by a Relative TSR Modifier compared to the Russell 3000 Index – Financials

	RSUs – Stock	Incentivize continued employment Realizable value based on stock price performance
See “Compensation Discussion and Analysis” for more information about the enhancements made to the program.

Voting Overview
This section summarizes information contained elsewhere in this proxy statement. These highlights do not contain all the information that you should consider before voting or provide a complete description of the topics covered. Please read this entire proxy statement before voting.

Proposal 1
To elect two Class I director nominees, Phyllis R. Caldwell and Roy A. Guthrie, to serve until the 2029 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal (the “Director Election Proposal”).
The Board of Directors recommends a vote “FOR” each of the Class I director nominees Additional information can be found on page 6

Proposal 2 Advisory vote to approve the compensation paid to our named executive officers (the “Say on Pay Proposal”).	The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 30

Proposal 3 To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation paid to our named executive officers (the “Say on Pay Frequency Proposal”).	The Board of Directors recommends a vote for 1 YEAR as the frequency with which stockholders are provided an advisory vote to approve NEO compensation Additional information can be found on page 59

Proposal 4 To approve the OneMain Holdings, Inc. 2026 Omnibus Incentive Plan (the “Incentive Plan Proposal”).	The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 60

Proposal 5
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2026 (the “Auditor Ratification Proposal”).
The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 71

Stockholders will also attend to such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Corporate Governance
Proposal 1 – Election of Directors
The terms of the Class I directors will expire at the Annual Meeting. The Board has nominated Phyllis R. Caldwell and Roy A. Guthrie, who are incumbent Class I directors, to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The two Class I director nominees will be elected if they receive a majority of votes cast.
The Board considered the factors discussed below under “Corporate Governance — The Board of Directors — Selection of Director Nominees” as part of its decision to nominate the Class I director nominees and concluded that each possesses the talents, backgrounds, perspectives, attributes, skills, integrity, character, and business judgment that will enable them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives.

The Board recommends a vote “FOR” the election of each of the nominees listed above for director.

Continuing Directors and Nominees

Name and Principal Occupation	Director Since	Committee Memberships
Douglas H. Shulman Chief Executive Officer and Chairman of OneMain Holdings, Inc.	2018	Executive
Roy A. Guthrie Retired Executive Vice President and Chief Financial Officer of Discover Financial Services	2012	Audit (Chair) Compensation (Chair) Executive Risk
Philip L. Bronner Co-founder of Ardent Venture Partners	2021	Audit
Phyllis R. Caldwell Former U.S. Treasury Chief Homeownership Preservation Officer and Former Bank of America President of Community Development Banking	2021	NCG (Chair)
Toos N. Daruvala Senior Partner Emeritus of McKinsey & Company	2022	Risk (Chair) NCG

Name and Principal Occupation	Director Since	Committee Memberships
Christopher A. Halmy Retired Chief Financial Officer of Ally Financial, Inc.	2025	Audit Risk
Andrew D. Macdonald Chief Executive Officer of Consilio LLC	2025	Compensation
Richard A. Smith Retired Chairman, Chief Executive Officer and President of Realogy Holdings Corp.	2018	Audit Compensation NCG
Board Qualifications and Skills
Our directors have significant business experience in key areas of our operations that allow them to effectively fulfill their oversight responsibilities with respect to our management and overall business strategy. We prioritize the regular review of our Board composition to ensure our directors, both individually and collectively, represent the skills, experiences, and backgrounds that are integral to an effective and well-functioning Board and that are relevant to OneMain’s current profile and strategic needs. Our director nominees and continuing directors possess a broad range of qualifications, skills, and viewpoints that are important to their oversight responsibilities, including financial industry, risk management, accounting and financial reporting, corporate governance, and information security. Our director nominees and continuing directors also have personal traits such as integrity, character, and sound business judgment that are essential to effective corporate governance.
Listed below are certain skills and experience that we have identified as important to the Board as a whole in light of our current business and structure. In addition, the biographical information provided below with respect to each of the director nominees and continuing directors include a discussion of each person’s relevant experience, qualifications, and skills in these key areas, among others.
Accounting and Auditing. Experience overseeing the preparation of financial statements and the design and implementation of internal control over financial reporting or the auditing of public company financial statements facilitates oversight of public company reporting.
Consumer Finance. Experience with retail banking, consumer lending and finance, consumer loans, or credit cards provides knowledge of the risks and opportunities that can impact our business and a detailed understanding of consumers.
Corporate Governance and Responsibility. Experience with corporate governance matters, including board and management accountability, assessing or overseeing risk management, and an understanding of Impact-related practices that align with the interests of investors and other stakeholders, ensures proper oversight and protection of stakeholders’ interests.
Finance and Capital Markets. Experience with capital and credit markets, financing, and funding operations assists our directors in understanding, advising on, and overseeing our capital structure, financing, capital allocation, and investing activities.

Government, Legal and Regulatory. Public policy and public service experience in government agencies, non-governmental organizations, or non-profit associations provides insights that help the Company work constructively with federal, state, and local lawmakers and policymakers, and experience with understanding legal and regulatory environments and frameworks assists the Board in fulfilling its compliance oversight responsibilities.
Human Capital Management. Experience with managing and developing a workforce, managing compensation, implementing succession planning, and talent management and managing other human capital initiatives helps to align our organization’s culture.
Public Company Board Experience. Experience as a director on other public company boards of directors provides valuable perspective and oversight experience.
Risk Management. Experience assessing risk management at a large organization, including risks arising from regulation, cybersecurity and data privacy concerns, provides valuable knowledge and guidance to the Board and enhances its ability to conduct effective oversight of significant risks facing the Company.
Senior Executive Leadership. Experience in a leadership role, including CEO, CFO, or as another executive-level manager, provides experience and perspective to advise and oversee the performance of our management team.
Technology and Innovation. Experience with digital, technological, and financial technology trends and changes, disruptive innovation, and technological investment provides valuable knowledge and guidance to the Board.
Skills Matrix
The following matrix identifies the primary skills that the NCG Committee and the Board considered in connection with our director nominees. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

	Shulman	Guthrie	Bronner	Caldwell	Daruvala	Halmy	Macdonald	Smith

Accounting and Auditing	X	X	X			X	X	X
Consumer Finance	X	X	X	X	X	X		X
Corporate Governance and Responsibility	X	X		X	X	X	X	X
Finance and Capital Markets	X	X	X	X	X	X	X	X
Government, Legal and Regulatory	X			X			X	X
Human Capital Management	X			X	X		X	X
Public Company Board Experience	X	X		X	X	X		X
Risk Management	X	X		X	X	X	X	X
Senior Executive Leadership	X	X	X	X	X	X	X	X
Technology and Innovation	X		X		X		X	X

Biographies for Director Nominees and Continuing Directors
The principal occupation, age, and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below.

Class I Directors — Terms expire in 2026

Phyllis R. Caldwell, age 66 Director Since 2021 Committees NCG (Chair)
Ms. Caldwell is an independent advisor and former banker. From 2012 to 2024, she provided advisory services on various financial, housing, and economic development matters through Wroxton Civic Ventures, LLC, of which she was the owner and sole member. She currently serves on the board of JBG Smith Properties, a position she has held since March 2021. In addition, she was elected to the board of Oaktree Specialty Lending Corporation, a business development company, effective December 31, 2021. Ms. Caldwell served as a member of the board of directors of Onity Group Inc. (formerly Ocwen Financial Corp.), a non-bank mortgage servicer and originator, from January 2015 until May 2024, and served as Chair from March 2016 until January 2023. She served on the board of Revolution Acceleration Acquisition Corp, a special purpose acquisition corporation, from December 2020 to July 2021. From October 2018 to October 2021, Ms. Caldwell was a member of the board of MicroVest Holdings, Inc., a privately held registered investment adviser.
Previously, Ms. Caldwell was Chief Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery, and foreclosure prevention initiatives, from November 2009 to December 2011.
In addition, Ms. Caldwell held various leadership roles in commercial real estate finance during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking.
Key Qualifications and Expertise Supporting Continued Service
•Extensive experience in the housing and financial services industries, both in the private sector and as a senior government official with oversight of U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives
•Extensive public board experience across financial services companies including within mortgage lending
•Demonstrated commitment to working to promote inclusion and opportunity through government service and service on the boards of several non-profit organizations within housing and community development finance
Other Current Public Company Directorships
•JBG Smith Properties
•Oaktree Specialty Lending Corporation

Roy A. Guthrie, age 73 Director Since 2012 Committees Audit (Chair) Compensation (Chair) Executive Risk

Mr. Guthrie has served as our Lead Independent Director since 2014. He previously served as Executive Vice President and Chief Financial Officer of Discover Financial Services (“Discover”), a direct banking and payment services company, from 2005 through April 2011. He retired from Discover in January 2012. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. (“Citigroup”), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup’s management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation, a consumer finance lender, from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including Corporate Controller from 1989 to 1996.
In addition, Mr. Guthrie has served as a director and Chairman of the Risk Committee of Synchrony Financial, a private label credit card issuer, since July 2014. He previously served as the Lead Independent Director and Chairman of the Audit and Risk Committee of Mr. Cooper Group Inc., a residential mortgage loan originator and servicer, and its predecessor, Nationstar Mortgage Holdings, Inc., from February 2012 until its merger with Rocket Companies, Inc. in October 2025. He also previously served as Chief Executive Officer of Renovate America, Inc. from October 2017 through December 2020.
Key Qualifications and Expertise Supporting Continued Service
•Leadership experience as a chief financial officer of two publicly traded companies
•Vast experience with and knowledge of the consumer finance industry, with experience and background in finance and accounting
•Extensive experience as an executive officer and public company director across financial services companies, taking on leadership roles particularly within Audit and Risk
Other Current Public Company Directorships
•Synchrony Financial

Class II Directors — Terms expire in 2027

Philip L. Bronner, age 55 Director Since 2021 Committees Audit

Mr. Bronner is the co-founder of Ardent Venture Partners and is an investor in Crux, Method Financial and Givebutter. Before co-founding Ardent Venture Partners, Mr. Bronner was a founder and managing member of Summer League Ventures. Prior to Summer League Ventures, Mr. Bronner was a General Partner with Novak Biddle Venture Partners. Over the course of his career, Mr. Bronner has led 16, and was actively involved in 20, investments, totaling over $100 million. Mr. Bronner was the founder of Quad Learning, a venture-backed startup acquired by Wellspring Higher Education in 2018, served as a management consultant at McKinsey & Co. (“McKinsey”) from 1997 to 1999, and worked as a software engineer at IBM from 1992 to 1997.
Key Qualifications and Expertise Supporting Nomination
•First-hand perspective as an active investor focusing on financial technology companies and cloud software-based businesses
•Extensive experience working with and advising boards and management teams of growth-oriented financial technology companies
•Demonstrated commitment to working to promote education, inclusion and opportunity

Toos N. Daruvala, age 70 Director Since 2022 Committees Risk (Chair) NCG

Mr. Daruvala joined McKinsey in 1983, was elected Senior Partner in 1995, and retired from the firm in 2015. At McKinsey, Mr. Daruvala led the Americas Risk Management Practice, the Americas Banking and Securities Practice, and the build-out of McKinsey’s global Risk Advanced Analytics capability. Over the course of his career, he worked with financial services institutions on a broad range of strategic and operational matters. From 2016 to 2021, he was co-Chief Executive Officer of MIO Partners (“MIO”), an investment company wholly-owned by McKinsey. Mr. Daruvala is now a senior partner emeritus of McKinsey since 2015, a director at the Royal Bank of Canada since 2015, a director at MIO prior to 2016 and again since 2021, and an adjunct professor at Columbia Business School.
Mr. Daruvala currently serves on the board of the Royal Bank of Canada and previously served as the Chairman of the Risk Committee. He served on the board of CardConnect Corp., a provider of payment processing and technology services, from mid-2016 to July 2017 (when it was acquired by First Data Corporation). He is an adjunct professor and Executive-in-Residence at Columbia Business School.
Key Qualifications and Expertise Supporting Nomination
•Extensive and direct experience advising top financial services companies on a broad range of strategic and operational matters, including while leading the Americas Risk Management Practice and the Americas Banking and Securities Practice at McKinsey
•In-depth knowledge of financial services, risk, data and analytics built through decades of leadership in the industry
•Public board and risk management experience
Other Current Public Company Directorship
•Royal Bank of Canada

Douglas H. Shulman, age 58 Director Since 2018 Committees Executive

Mr. Shulman joined the Company as President and CEO in September 2018 and has served as Chairman of the Board since December 2020. He has significant experience managing large, complex organizations at the intersection of financial services, data, and technology. He came to the Company from BNY Mellon, a global financial services company, where he served as Senior Executive Vice President, Global Head of Client Service Delivery from 2014 to 2018 and was a member of the Executive Committee. Prior to BNY Mellon, he was a Senior Advisor at McKinsey from 2013 to 2014.
From 2008 to 2012, Mr. Shulman served as the Commissioner of the Internal Revenue Service, where he directed a transformation of the agency’s technology, drove customer service metrics to historic levels, and led important breakthroughs in addressing international tax evasion. Previously, Mr. Shulman was Vice Chairman and, before that, President of Markets, Services and Information at FINRA and its predecessor company, the National Association of Securities Dealers, Inc., when it owned the Nasdaq Stock Market and the American Stock Exchange.
Earlier in his career, Mr. Shulman was an entrepreneur, a vice president at a private investment firm, and part of the founding team that launched Teach for America, a national non-profit that places teachers in low-income communities.
Mr. Shulman has served as a director and member of the Management Planning and Development Committee of CVS Health Corporation, a leading health solutions company, since November 2024. He has served on the Board of Trustees for the Carnegie Foundation for the Advancement of Teaching, since January 2023, where he is Chairman of the Finance Committee.
He graduated from Georgetown University Law Center with a J.D., magna cum laude. He also holds an M.P.A. from the John F. Kennedy School of Government at Harvard University and a B.A. from Williams College.
Key Qualifications and Expertise Supporting Nomination
•Successful leadership of OneMain Financial as Chairman and Chief Executive Officer
•Extensive leadership experience in the financial services industry and government
•Leadership in directing transformations and managing large, complex organizations at the intersection of financial services, data and technology
•Demonstrated commitment to Impact, including as part of the founding team that launched Teach for America; currently serves on the Board of Trustees for the Carnegie Foundation for the Advancement of Teaching
Other Current Public Company Directorship
•CVS Health Corporation

Class III Director Nominees – Terms expire in 2028

Christopher A. Halmy, age 57 Committees Audit Risk

Mr. Halmy is the former Chief Financial Officer of Ally Financial Inc. (“Ally”) where he led the company through its initial public offering in 2014 and was responsible for all aspects of the company’s financial, treasury and investment activities. Mr. Halmy retired from Ally in 2018 and became a senior advisor at McKinsey, predominately focusing on auto finance and banking until he stepped down in December 2024.
Prior to joining Ally in 2009, Mr. Halmy was the Global Funding Executive for Bank of America where he was responsible for funding and liquidity activities. Previously, Mr. Halmy held treasury, finance, and accounting positions at MBNA America, N.A., Merrill Lynch & Co., JP Morgan & Co., and Deloitte & Touche.
Mr. Halmy is a certified public accountant and holds a bachelor’s degree in accounting and a master’s degree in business administration from Villanova University. Mr. Halmy currently serves on the board of directors of Western Alliance Bancorporation and Burford Capital Limited.
Key Qualifications and Expertise Supporting Election to Board
•Leadership and experience as Chief Financial Officer of a large auto finance and digital banking company
•Responsibility for oversight of a public financial services company’s finance, treasury, and capital market activities
•Extensive knowledge of the consumer finance industry
Other Current Public Company Directorships
•Western Alliance Bancorporation
•Burford Capital Limited

Andrew D. Macdonald, age 62 Committees Compensation
Mr. Macdonald has served as the Chief Executive Officer of Consilio LLC (“Consilio”), a global provider of legal technology solutions and enterprise legal services, since 2012. Prior to Consilio, Mr. Macdonald was a founding member of the management team of First Advantage Corporation, a global provider of employment background screening, identity, and verification solutions, where he served from 2003 through 2011, including as President and Chief Executive Officer. From 2002 until 2003, he was President of Occupational Health Services at First American Financial Corporation (“First American”), a title insurance protection and settlement services provider. Mr. Macdonald joined First American in 2002 through the acquisition of Employee Health Programs, where he served as President and Chief Executive Officer from 1990 until 2002.
Mr. Macdonald holds a Bachelor of Business Administration from the Goizueta Business School at Emory University.
Key Qualifications and Expertise Supporting Continued Service
•Experience leading multiple businesses at the forefront of emerging technologies and data science
•Extensive knowledge of the applicability of artificial intelligence and machine learning to process, aggregate, and manage data
•Leadership of multiple companies on growth

Richard A. Smith, age 72 Director Since 2018 Committees Audit Compensation NCG

Mr. Smith is the retired Chairman, Chief Executive Officer, and President of Realogy Holdings Corp. (“Realogy”), which at the time of his retirement was a global leader in residential real estate franchising with company-owned real estate brokerage operations, as well as relocation, title, and settlement services. Prior to his retirement in December 2017, Mr. Smith led Realogy’s business operations for 21 years. Under Mr. Smith’s leadership, Realogy was recognized as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years.
Mr. Smith is a former member of the Business Roundtable, an association of chief executive officers of leading U.S. companies, a former commissioner on the Bipartisan Policy Center’s Housing Commission, and previously served on the Executive Committee of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies.
Mr. Smith served as a director and member of the Audit, Nominating, and Compensation Committees of TZP Strategies Acquisition Corp., a special purpose acquisition company, from January 2021 until January 2023. In addition, Mr. Smith was a member of the board of directors of Total Systems Services, Inc., a NYSE-listed company headquartered in Columbus, Georgia, prior to its 2019 merger with Global Payments Network, a NYSE-listed company headquartered in Atlanta, Georgia.
Key Qualifications and Expertise Supporting Continued Service
•Executive leadership experience and success through roles at Realogy
•Deep knowledge and experience navigating the residential real estate and brokerage industries
•Experience on boards of public companies within financial services, including Total Systems Services (later merged into global financial technology company, Global Payments)

Director Independence
The Board has affirmatively determined that Philip L. Bronner, Phyllis R. Caldwell, Toos N. Daruvala, Roy A. Guthrie, Christopher A. Halmy, Andrew D. Macdonald, and Richard A. Smith each qualify as independent under Section 303A.02 of the New York Stock Exchange (“NYSE”) corporate governance listing standards. In making its independence determinations, the Board considers the specific tests for independence included in NYSE listing standards. The Board considers whether directors or director nominees, as applicable, have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances, including transactions between the Company and the director or director nominee, as applicable, family members of directors or director nominees, as applicable, and organizations with which the director or director nominee, as applicable, is affiliated. The Board further considers the frequency of and dollar amounts associated with these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.
In affirmatively determining the independence of any director or director nominee, as applicable, who will serve on the Compensation Committee, the Board also specifically considers factors relevant to determining whether a director or director nominee, as applicable, has a relationship to the Company that is material to that director’s or director nominee’s, as applicable, ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director or director nominee, as applicable, to the Company or senior management.
Selection of Director Nominees
The NCG Committee conducts the initial screening and evaluates individual directors at least annually, and the full Board retains responsibility for nominating members for election to the Board. We regularly assess the composition of our Board and consider the results as part of our assessment process and nomination process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for reelection, are selected based on, among other things, the following factors:

•whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board’s oversight of the business and affairs of the Company;
•the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities;
•the nominee’s experiences, skills and expertise;
•personal characteristics;
•the nominee’s business judgment;
•the nominee’s impact on the composition of the Board;
•requirements of applicable laws and NYSE listing standards;
•the nominee’s time availability and dedication; and
•the nominee’s potential conflicts of interest.

The NCG Committee recommends the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business and strategy. When evaluating director candidates, the NCG Committee may consider a candidate’s specific experiences and skills, expertise, diverse perspectives and backgrounds, personal and professional integrity, character, business judgment, competing time commitments, dedication, conflicts of interest and such other relevant factors that the NCG Committee considers appropriate in the context of the needs of the Board.

We are committed to regular Board refreshment. Five directors have departed since the 2021 Annual Meeting of Stockholders and five new independent directors have joined the Board during this period. We provide new directors with a director orientation program to familiarize such directors with, among other things, our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, Code of Business Conduct and Ethics, Corporate Governance Guidelines, executive officers, internal auditors, and independent auditors.
In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company’s management, as well as recommendations from Company stockholders. Our Bylaws include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. As a result, the NCG Committee has not implemented a separate policy with regard to such procedures since stockholders may nominate director candidates by following the procedures set forth in the Bylaws.
It is the general policy of the Company, as set forth in the Company’s Corporate Governance Guidelines, that no director having attained the age of 75 years will stand for reelection. In connection with each director nomination recommendation, the NCG Committee also considers the tenure of the director nominee.
Stockholder Nominations
The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting of stockholders to timely submit certain information to Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. This information includes, among other things:

•the stockholder’s name and address, and the class, series, and number of shares that he or she beneficially owns;
•a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting;
•the name, address, and certain other information regarding the stockholder’s nominee for director;
•a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board;
•a representation that the stockholder will solicit proxies in accordance with the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, and confirmation prior to the Annual Meeting that the requirements of Rule 14a-19 have been met; and
•a completed questionnaire with respect to the prospective nominee’s background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding Annual Meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year or if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding Annual Meeting.

Board Responsibilities
Overview
Our business is managed by our team members under the direction and oversight of the Board. Among other responsibilities discussed below, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board is elected by stockholders to provide advice and counsel to and oversee management to ensure that the interests of our stockholders and other corporate constituents are being served with a view toward maximizing our long-term value.
Directors exercise their oversight responsibilities through discussions with management, review of materials management provides to them, visits to our offices and facilities, and their participation in Board and committee meetings.
Risk Oversight
While management is responsible for day-to-day risk management of the Company’s operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (discussed below) to monitor and address risk management within the scope of each committee’s expertise or charter.

Committee Roles in Risk Oversight
Audit Committee	Risk Committee
•Oversees the Company’s financial statements, accounting, and auditing functions and related risk
•Responsible for engagement, compensation, and oversight of our independent registered public accounting firm
•Oversees legal and regulatory compliance matters
•Reviews guidelines and policies by which the Company assesses and manages major financial risk exposures

•Oversees the development and implementation of systems and processes to identify, manage, and mitigate reasonably foreseeable material risks to the Company
•Assists the Board and its committees in fulfilling their responsibilities for risk management, including cybersecurity, liquidity, credit and data privacy risks

NCG Committee	Compensation Committee
•Oversees director qualifications, Board structure, and our director nomination process
•Oversees corporate governance matters, including our policies and practices relating to corporate responsibility, including Impact-related matters
•Oversees executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO

•Oversees the Company’s compensation programs, including goals, objectives, performance, and compensation for our CEO and other executive officers
•Reviews compensation arrangements in order to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking
•Reviews the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements
•Oversees compensation disclosure in this proxy statement

In addition to getting information from its committees, the Board also receives updates directly from members of management.

Impact
Our Impact strategy is guided by three priorities reflecting our commitment to social responsibility: building trust and strong relationships with our stakeholders, providing responsible credit solutions, and contributing to our communities through education, financial wellness, and volunteerism.
Our Impact Executive Council consists of senior executives, appointed by the CEO, reporting directly to the NCG Committee of the Board on Impact issues. These senior executives each hold responsibility for different Impact workstreams. The increased oversight by these leaders reflects the Company’s commitment to monitoring Impact matters and risks for potential effects on the Company and the consumer lending industry, as well as potential opportunities that we may gain through proactive identification of Impact issues.
For additional information on our Impact strategy, see “Part 1 - Item 1. Business” in our Annual Report on Form 10-K for the year ended December 31, 2025.
Spotlight on Cybersecurity
Cyber risk management is a critical component of our risk management framework. Processes for assessing, identifying, and managing material risks arising from cybersecurity threats are integrated in our policies and procedures, including our enterprise risk appetite, risk assessment, risk treatment, risk acceptance or exceptions, and third party risk management policies.
Our Cybersecurity Program, which we align with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, provides a framework for compliance with applicable cybersecurity and data protection laws. Our program is designed to ensure the security and confidentiality of customer information, protect against known or evolving threats to the security or integrity of customer records and personal information and protect against unauthorized access to or use of such information. We work with our regulators to ensure that these policies are adequately designed to appropriately safeguard personal information.
For additional information on our cybersecurity risk management and strategy, see “Part 1 - Item 1. Business” and “Part 1 - Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2025.
Management Succession Planning
Our Board considers the selection, retention, and succession planning for our management team to be one of its most important functions. Succession planning is discussed at regularly scheduled meetings, including in executive sessions of the Board. Our NCG Committee has primary responsibility for executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO, which it then presents and makes recommendations to the full Board. Our Board discusses management succession with our CEO, including evaluation of potential internal candidates for succession and focus on particular individuals, as appropriate.
Stockholder Engagement
The Board values engagement and discussions with stockholders as part of our commitment to advancing our governance practices. We regularly seek feedback from our stockholders regarding the evolution of our practices and disclosures. Stockholders have provided our Board and management with informative insights which have directly informed our priorities, and we have received positive feedback on the actions we have taken. Any stockholder or other interested party who wishes to communicate with the Board or any of its members (including the Lead Independent Director) may do so by writing to the Board (or any one or more members). See “Additional Information — Questions and Answers on the Annual Meeting and Voting” for more information.

Board Structure
Board Leadership Structure
Our Board retains flexibility to choose the leadership structure that it believes is most appropriate based on the circumstances at any given time. Our Board regularly reviews its leadership structure and has determined that combining the roles of Chair and CEO and appointing a Lead Independent Director with clearly defined responsibilities is the most effective leadership structure for the Board at this time. In particular, the Board concluded that this structure allows for effective Board oversight while also ensuring that the Board and management benefit from Mr. Shulman’s in-depth knowledge of our Company and the financial services industry.
Our Lead Independent Director is elected annually by the independent directors and provides robust independent Board leadership. The Lead Independent Director’s responsibilities include presiding over executive sessions of the independent directors and serving as an informal liaison between the independent directors and the Chairman and CEO. In response to investor feedback we formalized additional responsibilities of the Lead Independent Director, which are set forth in the Company’s Corporate Governance Guidelines and include the following:
•consulting with the Chairman and CEO regarding the content, information, and schedules of meetings of the Board;
•fostering an environment of open dialogue and constructive feedback among the independent directors;
•providing feedback to the Chairman and CEO regarding executive sessions of the independent directors;
•facilitating the effective functioning of key committees;
•ensuring that the Board has the ability to provide input on long-term strategy;
•participating in succession planning for senior management;
•providing guidance on director succession and development; and
•engaging with stockholders as necessary and appropriate.
The Lead Independent Director’s duties also include helping to facilitate smooth onboarding of new directors, the comprehensive review of our governance, compensation and Impact-related practices and disclosures, and our outreach to our investor base.
Mr. Guthrie has served as our Lead Independent Director since 2014. Mr. Guthrie has consistently demonstrated thoughtful leadership, decision making, performance, and oversight as Lead Independent Director.
Committees of the Board
The Board has five committees: the Audit, Compensation, NCG, Risk and Executive Committees. The Audit Committee, the Compensation Committee, the NCG Committee and the Risk Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is “independent” within the meaning of NYSE listing standards.
The Audit, Compensation, NCG and Risk Committees each operate pursuant to a written charter, and each such charter is available on our investor relations website at http://investor.onemainfinancial.com and is also available to stockholders upon written request, addressed to: Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Audit Committee

Members	Responsibilities and Purposes
•Roy A. Guthrie (Chair)
•Philip L. Bronner
•Christopher A. Halmy
•Richard A. Smith
The Board has determined that: (i) each member of the Audit Committee is “independent”; (ii) each member of the Audit Committee is “financially literate”; and (iii) Mr. Guthrie is an “audit committee financial expert,” as such terms are defined under the Exchange Act or NYSE listing standards, as applicable.
The Audit Committee met ten times in 2025.

•Assisting the Board in its oversight of:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm, and the evaluation of the independent registered public accounting firm’s qualifications, independence, and performance; and
•the performance of the Company’s financial reporting process and internal audit function and whether to recommend to stockholders the appointment, retention, or termination of the Company’s independent registered public accounting firm;
•Reviewing, approving, or ratifying related party transactions and other matters that may pose conflicts of interest;
•Pre-approving all audit, audit-related, and other services, if any, to be provided by the independent registered public accounting firm;
•Participating in the certification process relating to the filing of certain periodic reports pursuant to the Exchange Act and preparing the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders; and
•Overseeing the Company’s compliance with laws and regulations.

Compensation Committee

Members	Responsibilities and Purposes
•Roy A. Guthrie (Chair)
•Andrew D. Macdonald
•Richard A. Smith
The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the NYSE listing standards. The “independent” directors who are appointed to the Compensation Committee are also “non-employee” directors, as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee met four times in 2025.

•Overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its material incentive-compensation and equity-based plans;
•Evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;
•Evaluating the performance of the Chairman and CEO and other executive officers;
•Reviewing and discussing with management the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement filed with the SEC;
•Retaining and terminating compensation consultants as the Compensation Committee deems appropriate and approving the terms of any such engagement; and
•Preparing the Report of the Compensation Committee as required by the rules of the SEC.
Additional information regarding the Compensation Committee’s processes and procedures for consideration of director compensation and executive compensation are set forth below under “Director Compensation — Non-Employee Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis,” respectively.

Executive Committee

Members	Responsibilities and Purposes
•Douglas H. Shulman •Roy A. Guthrie The Executive Committee did not meet in 2025.	•Serving as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters.

Nominating and Corporate Governance Committee

Members	Responsibilities and Purposes
•Phyllis R. Caldwell (Chair)
•Toos N. Daruvala
•Richard A. Smith
The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the NYSE listing standards.
The NCG Committee met five times in 2025.

•Identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board;
•Advising the Board as to the Board’s composition, procedures, and committees;
•Developing and recommending to the Board a set of corporate governance guidelines and maintaining and updating such guidelines, as appropriate;
•Overseeing the annual self-evaluation of the Board and its committees; and
•Reviewing with the Board the Company’s Impact policies and practices and discussing with management reports on the Company’s progress and reporting on Impact-related matters and communications with investors and other stakeholders regarding these matters.
See “Corporate Governance — The Board of Directors — Selection of Director Nominees” above for more information about the process for identifying and evaluating nominees for director.

Risk Committee

Members	Responsibilities and Purposes

•Toos N. Daruvala (Chair)
•Roy A. Guthrie
•Christopher A. Halmy

The Board has determined that each member of the Risk Committee is “independent” within the meaning of the NYSE listing standards.

The Risk Committee met five times in 2025.

•Overseeing the Company’s material risks, by:
•overseeing the development and implementation of systems and processes designed to identify, manage, and mitigate reasonably foreseeable material risks to the Company;
•assisting the Board and the other Board committees in fulfilling their oversight responsibilities for the risk management functions of the Company; and
•overseeing the development and implementation of appropriate enterprise-wide strategies and policies to identify, monitor, manage, control, timely report, and mitigate material risks, including financial and non-financial, on and off-balance sheet, credit, cybersecurity, information security, and data privacy risk, and current and contingent exposures.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee. None of the individuals who served on the Compensation Committee during 2025 and none of the current members of the Compensation Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Compensation Committee or who served as members of the Compensation Committee during 2025 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Board and Governance Practices
Board, Committee and Annual Meeting Attendance
The Board held seven meetings in 2025 and the Company’s non-executive directors regularly met in executive session without management at these meetings. Each director attended at least 75% of Board and committee meetings held in 2025. Directors are invited and encouraged, but are not required, to attend the Annual Meeting. Mr. Shulman attended the Company’s 2025 Annual Meeting of Stockholders.
Board Evaluations
Our NCG Committee oversees an annual self-evaluation of the Board’s and each committee’s performance using tailored questions based on the responsibilities set forth in our Corporate Governance Guidelines and the committee charters. Questions include areas in which the directors and management believe the Board can strengthen its contributions to the Company. The quality of communication, access to management, deliberation and decision making, oversight for strategy and risk, and responsiveness to emerging issues are some of the topics considered.
The self-evaluation outcomes are discussed by the Board and committees, and the committee Chairs discuss the results of their respective evaluations with the Board. The outcomes are used to assess the characteristics and skills required of current and prospective Board candidates, make recommendations to the Board regarding committee assignments, and strengthen Board effectiveness and governance. The NCG Committee reviews the annual self-evaluation process, including the questions used to conduct the evaluation, from time to time as deemed appropriate by the Committee.
Governing Documents
The Corporate Governance Guidelines set forth the Company’s primary principles and policies regarding corporate governance. The Board reviews the Corporate Governance Guidelines from time to time as deemed appropriate by the Board. The Corporate Governance Guidelines are supplemented by our Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers, as well as by policies and procedures addressing specific topics and practices.
You can find the following documents relating to our governance framework under the heading “Governance” on our investor relations website, http://investor.onemainfinancial.com:

•Corporate Governance Guidelines
•Audit Committee Charter
•Compensation Committee Charter
•NCG Committee Charter
•Risk Committee Charter
•Code of Business Conduct and Ethics
•Code of Ethics for Principal Executive and Senior Financial Officers
•Human Rights Policy

You also may obtain a free copy of any of these documents by sending a written request to our Corporate Secretary, Attn: Legal Department, at OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Code of Business Conduct and Ethics
The Board adopted a Code of Business Conduct and Ethics to help ensure that the Company abides by applicable laws and corporate governance standards. This code applies to all directors, employees, and officers, including our CEO, CFO, and Principal Accounting Officer. The Board has also adopted the Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO, CFO, and Principal Accounting Officer and requires that such officers, among other things, create a culture of high ethical standards and commitment to compliance and make full, fair, accurate, timely, and understandable disclosures in accordance with applicable laws and regulations. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website as outlined above. We intend to disclose any material amendments to or waivers of our Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers that require disclosure under applicable SEC or NYSE rules on our website within four business days of the date of any such amendment or waiver in lieu of filing a Current Report on Form 8-K pursuant to Item 5.05 thereof.
Complaints and concerns relating to the Company’s accounting, financial reporting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis, including through our EthicsLine, which is maintained by an independent third party.
All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Insider Trading Policy
We maintain an Insider Trading Compliance Program (the “Insider Trading Policy”) governing purchases, sales, contracts to purchase or sell, acquisitions, or dispositions of our securities by our officers, directors, and employees, as well as their spouses, minor children, adult family members sharing the same household, financial dependents, and any accounts over which any of these individuals exercise investment discretion (together, the “OneMain Persons”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our Insider Trading Policy prohibits trading in our securities, as well as derivatives relating to such securities, while in possession of or access to material, nonpublic information, and also prohibits disclosing material, nonpublic information to other persons who may trade on the basis of such information. Our Insider Trading Policy prohibits OneMain Persons from engaging in short sales of our securities, trading in public options or certain other derivative securities of ours, and holding our securities in margin accounts. These restrictions also apply to trading in other companies’ securities based on material, nonpublic information that is obtained in the course of employment with, or other services performed on behalf of, the Company. Our Insider Trading Policy also restricts OneMain Persons from trading outside certain windows, prohibits Section 16 reporting persons from engaging in hedging and monetization transactions, and prohibits OneMain Persons from pledging our securities. Our Insider Trading Policy also requires our Section 16 reporting persons and certain other employees that we may designate, along with certain of their family members and dependents, to obtain pre-clearance prior to trading our securities. The Insider Trading Policy also contains procedures related to the administration of Rule 10b5-1 trading plans.
The Board regularly reviews corporate governance developments and modifies the Insider Trading Policy as warranted.
The Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Certain Relationships and Related Party Transactions
Related Party Transactions Policy and Procedures
We maintain a written policy (the “Related Party Transactions Policy”) that establishes procedures for identifying, reviewing, considering, and approving transactions between the Company or any of its subsidiaries and any of our officers, directors, nominees for director, or beneficial holders of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. The Related Party Transactions Policy provides that, unless a transaction is subject to an agreement providing that Board approval is required, the Audit Committee is responsible for reviewing and approving in advance (or ratifying, if applicable) any related party transactions. The chair of the Audit Committee has delegated authority to act between Audit Committee meetings, and no member of the Audit Committee or Board will participate in any review, consideration, or approval of any proposed transaction if such member or any of their immediate family members is the party involved with the proposed transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee or the chair, as applicable, will consider the relevant facts and circumstances, which may include, among other factors they deem appropriate, the proposed transaction’s benefits to the Company, the impact on a director’s independence, if applicable, the availability of other sources for comparable products or services, the terms of the proposed transaction and the terms available to unrelated third parties or to team members generally. The Related Party Transactions Policy further provides that certain related party transactions are deemed pre-approved or ratified and will not require specific approval, such as employment arrangements with the Company subject to certain disclosure and other conditions, charitable contributions that fall below enumerated thresholds, and transactions where rates or charges involved are determined by competitive bids.

Director Compensation
Non-Employee Director Compensation
We pay compensation to certain of our non-employee directors for their service as members of the Board and its committees. In 2025, our directors received compensation as set forth in the chart below.

Director Compensation Program	($)
Annual Cash Retainer	85,000
RSU Grant	155,000
Lead Independent Director Retainer	100,000
Chair Retainer for Audit Committee Chair	30,000
Chair Retainer for Compensation Committee, Compliance Committee, and Risk Committee Chairs(1)	25,000
Chair Retainer for NCG Committee Chair	20,000
Retainer for Audit Committee Member	15,000
Retainer for Compensation Committee, Compliance Committee, NCG Committee, and Risk Committee Member(1)	10,000
(1) The Compliance Committee was eliminated as a committee of the Board, effective July 16, 2025
Fees to non-employee directors may be paid in cash or, in lieu of cash, by issuances of Company common stock. We make annual grants of RSUs during the first quarter of each calendar year that vest on the first business day of the year following the grant date, subject to the director’s continued service through the vesting date. RSUs are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of RSUs subject to the award that are outstanding on the record date for such dividend. The crediting of dividend equivalents is meant to treat the RSU award holders consistently with stockholders. Cash retainers for annual Board, Lead Independent Director, committee chair, and committee member service are paid in quarterly installments.
Stock grants are reviewed and approved annually. In general, non-employee directors’ cash and equity-based awards under the OneMain Holdings, Inc. Amended 2013 Omnibus Incentive Plan (“Omnibus Incentive Plan”) are capped at $500,000 during any calendar year. If approved by our stockholders, non-employee directors’ cash and equity-based awards under the proposed OneMain Holdings, Inc. 2026 Omnibus Incentive Plan will be capped at $800,000 during any calendar year. The Board is also authorized, at its discretion, to provide certain non-employee directors with a retainer or other fee, grant, or payment for service on a special purpose committee or for any other special service.
The Compensation Committee believes that these restrictions represent meaningful limits on the compensation payable to our non-employee directors. All members of the Board are also reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings or other Company business.
The Compensation Committee periodically undertakes a review of non-employee director compensation. The most recent review was completed in early 2026. As a result of this review, effective January 2026, the Board approved an increase in the annual RSU grant to $200,000 for non-employee directors, as well as increases to certain committee chair retainers, to more appropriately reflect the responsibilities and time commitment associated with Board and committee service and to better align director compensation with the median of peer practices. No other changes to our director compensation program were made at this time.

Director Compensation Table for 2025
The total 2025 compensation of our non-employee directors is shown in the following table. We do not separately compensate our employee director, Mr. Shulman, for his Board or committee service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Philip L. Bronner	100,000	158,585	12,916	271,501
Phyllis R. Caldwell	105,068	158,585	—	263,653
Toos N. Daruvala	122,767	158,585	—	281,352
Roy A. Guthrie	250,000	158,585	5,440	414,025
Christopher A. Halmy(3)	58,915	83,882	—	142,797
Valerie Soranno Keating(4)	53,343	158,585	252,916	464,844
Andrew D. Macdonald(5)	74,572	107,773	—	182,345
Richard A. Smith	125,459	158,585	5,440	289,484

(1)The amounts reported in this column represent the grant date fair value of RSUs granted in 2025, calculated in accordance with FASB ASC Topic 718. These RSUs vested on January 2, 2026.
(2)Represents dividend equivalent payments on RSU grants for Mr. Bronner, Mr. Guthrie and Mr. Smith in the amounts indicated and dividend equivalent payments on RSU grants of $12,916 for Ms. Keating.
(3)Mr. Halmy was elected to the Board effective June 10, 2025 and received prorated compensation for his service during 2025.
(4)Ms. Keating served as a member of the Board until June 10, 2025 and received prorated compensation for her Board service during 2025. Following the completion of her Board service, Ms. Keating entered into a consulting agreement with the Company, pursuant to which she received consulting fees in 2025 of $240,000 that are reported in the All Other Compensation column.
(5)Mr. Macdonald was elected to the Board effective March 17, 2025 and received prorated compensation for his service during 2025.

Director Stock Ownership Policy
Our Director Stock Ownership Policy, which is administered by the Compensation Committee, aligns the interests of our non-employee directors with those of our stockholders by encouraging significant stock ownership in the Company by our non-employee directors.
Pursuant to such policy, each non-employee director must at all times hold shares of Company common stock (including shares underlying unvested or deferred equity awards) with a value equal to five times the cash retainer for such director’s annual Board service, excluding retainer fees for Board committee chair or committee member service. Non-employee directors have five years from the date they commence service on the Board to satisfy the requirements of such policy. As of the date of this proxy statement, Roy A. Guthrie and Richard A. Smith, the only non-employee directors who have been in service for at least five years, are in compliance with the Director Stock Ownership Policy. In addition, Philip L. Bronner, Phyllis R. Caldwell and Toos N. Daruvala hold a sufficient number of shares to comply with the Director Stock Ownership Policy, although they have not served on the Board for five full years as of the date of this proxy statement.

•Must hold shares with value equal to 5x the cash retainer for annual Board service
•Value of holdings is determined by multiplying the shares held by the average closing price of the shares for the previous calendar year
•Holdings include shares held directly (including unvested or deferred RSUs) and indirectly by the non-employee director

Director Deferral Election Program
Each of our non-employee directors may elect to defer the delivery of all or a portion of their annual RSU grant for board service. Delivery of such RSUs may be delayed until the date of the director’s separation from board service, a specified date selected by the director, or the earlier to occur of the director’s separation from board service and a specified date selected by the director. RSUs that have been deferred may be delivered, at the election of the director, in a lump sum or in equal annual installments over a period of time not to exceed five years. Messrs. Daruvala, Guthrie, Halmy, Macdonald and Smith and Ms. Caldwell have made an election to participate in the Director Deferral Election Program for 2025 and 2026.

Executive Officers
Our executive officers are chosen by and serve at the discretion of the Board. Set forth below is information pertaining to our executive officers as of the date of this proxy statement:

Name	Age	Title
Douglas H. Shulman	58	Chairman and Chief Executive Officer
Jeannette E. Osterhout	44	Executive Vice President and Chief Financial Officer
Micah R. Conrad	54	Executive Vice President and Chief Operating Officer
Douglas H. Shulman
Chairman and Chief Executive Officer
Please see Mr. Shulman’s biographical information above under the heading “Corporate Governance — The Board of Directors — Director Biographies — Class II Directors — Terms expire in 2027.”
Jeannette E. Osterhout
Executive Vice President and Chief Financial Officer
Ms. Osterhout has served as Executive Vice President and CFO since March 2024. Prior to that, Ms. Osterhout served as the Company’s Executive Vice President and Chief Strategy Officer since November 2020. She joined the Company as an Executive Vice President in January 2020 and served as Chief Administrative Officer of the Company from January 2020 through November 2020. Prior to that, Ms. Osterhout held a number of positions at BNY Mellon from December 2014 through January 2020, including as CFO for its Investment Management Group and Head of Corporate Development. Before her time at BNY Mellon, Ms. Osterhout worked for McKinsey, including in its financial services practice, from August 2008 through December 2014. Ms. Osterhout also currently serves as Director, President, and Chief Executive Officer of our subsidiary, OneMain Finance Corporation (“OMFC”).
Micah R. Conrad
Executive Vice President and Chief Operating Officer
Mr. Conrad has served as Executive Vice President and COO since March 2024. Prior to this role, Mr. Conrad served as Executive Vice President and CFO of the Company since March 2019, as Executive Vice President of the Company since March 2017, and as Senior Vice President of the Company from November 2015 through March 2017. Prior to that, Mr. Conrad served as Chief Financial Officer of OneMain Financial Holdings, Inc. (a consumer finance lender) from 2013 until November 2015, when it was acquired by the Company (then known as Springleaf Holdings, Inc.) from Citigroup (a global banking institution). Before taking his position at OneMain Financial Holdings, Inc., Mr. Conrad was a Managing Director at Citigroup and served in a variety of senior finance roles within Citi Holdings, Global Wealth Management, and Institutional Clients Group. Mr. Conrad also serves as a Director, Executive Vice President, and COO of OMFC.

Executive Compensation
Proposal 2 – Say on Pay
We are requesting that stockholders approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes the Company’s executive compensation policies and procedures, as well as the Summary Compensation Table and other related compensation tables and narrative disclosures, which provide detailed information on the compensation paid to our named executive officers (“NEOs”).
At our 2020 Annual Meeting of Stockholders, our stockholders voted in favor of holding a say on pay vote every three years. Accordingly, the most recent say on pay vote was held at our 2023 Annual Meeting of Stockholders. At that meeting, our stockholders approved, on an advisory basis, the compensation paid to our NEOs, with approximately 95% of votes cast in favor. The Board and the Compensation Committee reviewed these results and since that time have engaged significantly with stockholders regarding our redesigned executive compensation program, which was fully implemented in 2024. In addition, in response to changes to our stockholder base since 2020, engagement with stockholders and the Board’s belief that it would be beneficial to transition to an annual say on pay vote at this time, the Board is recommending that future say on pay votes occur annually (see Proposal 3).
This Say on Pay Proposal gives stockholders the opportunity to express their views on our NEOs’ compensation. Your vote is not intended to address any specific portion of our compensation program, but rather to address our overall approach to and objectives of the compensation paid to our NEOs as described in this proxy statement. In accordance with Section 14A of the Exchange Act we are requesting that our stockholders approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the executive compensation tables and accompanying narrative disclosures in this proxy statement.”
Our executive compensation program is designed to attract, motivate, and retain key executives, and to align NEO compensation with our performance and the long-term interests of our stockholders. We believe that our compensation program effectively achieves these objectives.
This proposal to approve the resolution regarding the compensation paid to our NEOs requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on this matter. If you abstain from voting on this matter, your shares will be counted as present for the purpose of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on this proposal.
Although this vote is non-binding, the Board and Compensation Committee value the views of stockholders and intend to consider the outcome of the vote, as appropriate, in making future compensation decisions for our NEOs.

The Board recommends a vote “FOR,” on an advisory basis, the compensation paid to the Company’s NEOs.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program and the process by which our Compensation Committee (within this CD&A, the “Committee”) makes decisions to align the compensation of our executives with our business strategy and performance, to reward the achievement of financial and other performance targets, and to incent effective strategic leadership.
For 2025, our named executive officers (“NEOs”) were:
Douglas H. Shulman, Chairman and Chief Executive Officer
Jeannette E. Osterhout, Executive Vice President and Chief Financial Officer
Micah R. Conrad, Executive Vice President and Chief Operating Officer

Our CD&A is organized in the sections referenced below:

1	Company Achievements and Executive Compensation Overview
2025 Financial Highlights
Building on the credit stabilization achieved in 2024, we entered 2025 with significant operating momentum and continued improvement in credit performance. Our disciplined approach to credit, combined with ongoing investment in innovation and customer experience, supported healthy originations and contributed to meaningful increases in both pretax and net income for the full year. Throughout 2025 management remained focused on driving profitable growth, supporting our team members, and delivering long-term stockholder value through a balanced capital allocation strategy, including consistent dividends and share repurchases. In 2025, our management team advanced the following strategic priorities:
•continuing to closely manage personal loan credit performance;
•driving personal loan origination growth for 2025 and beyond;
•executing on new products, including auto finance and credit cards;
•continuing to be the employer of choice for our team members and focusing on our external reputation; and
•advancing our long-term strategy, including strategically advancing funding programs to support our balance sheet.
Advancing these strategic priorities aligned with the focus areas of the qualitative component of our annual incentive compensation program, which included managing production and credit as discussed above, managing operating expenses with planned reductions in operation cost, continuing investing in new products and our omni-channel platform, investing in analytics, data, and cloud capabilities, focusing on hiring, training and retaining team members, and advancing funding and investor strategy.
Following the end of the year, the Committee determined actual annual and long-term incentive awards for the NEOs based on an assessment of the achievement of the financial and qualitative performance goals set at the beginning of the fiscal year.

Select Highlights for 2025 Include:
•Increased our net income by approximately 54% year-over-year to $783 million and our earnings per diluted share by approximately 55% year-over-year to $6.56
•Grew our Consumer and Insurance segment (“C&I”) Managed Receivables (“Managed Receivables”)* by over 6% to approximately $26.3 billion and had approximately $988 million of C&I Pretax Income* and $913 million of Capital Generation*, allowing us to continue to invest in our future while also returning significant capital to our stockholders
•Increased customer accounts by 11% and originations by 8%, while reducing C&I Net Charge-offs* by 46 basis points and Consumer Loan Net Charge-offs* by 63 basis points
•Returned approximately $639 million in capital to our stockholders via dividend payments and repurchases of common stock
•Reached over 600,000 students in more than 4,900 high schools since inception with free, digital financial education through Credit Worthy by OneMain Financial, and will award up to $600,000 in scholarships
•Focused on supporting our customers through our community-based branch network
*Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.
Our results support our long-term value creation strategy even in an uncertain economic environment. We will continue to prioritize investment in our business through underwriting high-quality loans and initiatives that drive capital generation. Our continued focus on strengthening our core business and our strategic priorities has resulted in outperformance relative to the NYSE Composite Index, the NYSE Financial Sector Index, and our 2025 Peer Group over the last three years.
3-Year Total Stockholder Return(1)
(1)Includes reinvestment of dividends; measured from January 1, 2023 to December 31, 2025; Primary Peer Group listed on page 45.
Executive Compensation Overview
We believe our executive compensation program should reflect our pay-for-performance philosophy, under which the compensation of our NEOs is closely tied to our financial performance and the creation of value for our stockholders. The Compensation Committee establishes our annual compensation program early in our fiscal year as part of its assessment of prior year performance and establishing objectives for the current year.
2025 Target Total Direct Compensation
Our NEO compensation program for 2025 is consistent with our pay-for-performance philosophy and reflects a target for total direct compensation, which the Committee established in early 2025, considering historical performance, market data, the economic environment, and individual specific factors. Target total direct compensation in 2025 was comprised of the following elements:

Base salary, which provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation Committee and are informed by competitive market levels and may be adjusted to recognize the size, scope and impact of an executive’s role, and his or her knowledge, tenure and experience.
Annual cash incentive is variable pay, delivered in cash, based on the achievement of annual, pre-defined financial performance objectives and key short- and long-term strategic goals.
Long-term equity awards drive performance against critical goals that create sustainable long-term stockholder value, serve to align our NEOs’ interests with those of our stockholders and provide a strong retention incentive. Long-term equity awards for 2025 were comprised of:
•PSUs, which are earned subject to the achievement of pre-established performance goals and continued service for a three-year performance period; and
•RSUs, which vest in three installments subject to continued service.
We believe incentive compensation should constitute a significant majority of an executive officer’s compensation as reflected in the 2025 target total direct compensation mix chart below.
Target Total Direct Compensation Mix(1)

Base Salary	Cash Incentive	RSUs	PSUs
(1) The totals in the charts do not add up to 100% due to rounding.

The table below provides the value of the 2025 target total direct compensation opportunity for our NEOs. This information is intended to supplement, but not replace, the information reported in the Summary Compensation Table, which reports 2025 compensation in the format required by SEC rules.

2025 Target Direct Compensation
	Base Salary	Cash Incentive	RSU	PSU	Target Total Direct Compensation
Douglas H. Shulman	$1,100,000	$2,750,000	$3,442,500	$4,207,500	$11,500,000
Jeannette E. Osterhout	$650,000	$820,000	$1,188,000	$792,000	$3,450,000
Micah R. Conrad	$650,000	$820,000	$1,128,000	$752,000	$3,350,000
Compensation Philosophy
Our objective is to provide a market-based total compensation program tied to performance and aligned with the interests of our stockholders. We view compensation practices as a means for communicating our performance goals and standards of conduct and for motivating and rewarding team members in relation to their achievements.
We observe the following guiding principles in setting executive compensation:

Hire and retain top-caliber executives:
Executive officers should have base pay and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels necessary to deliver sustained high performance to our stockholders and customers.

Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our succession planning process by providing competitive total compensation necessary to attract, motivate, and retain key executive talent.

Discourage imprudent risk-taking: Executive officers should be incentivized to help the Company achieve its goals, but not to take excessive or inappropriate risks as a result. In addition, by selecting multiple performance goals over different time periods we believe our compensation program avoids incentivizing excessive risk-taking.
Pay-for-performance: A significant portion of the total compensation of our executive officers should be linked to the achievement of long-term Company performance goals and strategies.
Align compensation with stockholder interests: The interests of our executive officers should be aligned with those of our stockholders through the risks and rewards of ownership of Company common stock.
Provide limited perquisites: Perquisites for our executive officers are minimized and limited to items that serve a reasonable business purpose.

Key Compensation Practices
The Committee has adopted the following practices to support its commitment to the above guiding principles:

Review of Pay Versus Performance: The Committee reviews the relationship between executive pay and Company performance.

Compensation Assessment: We use compensation data compiled from a group of publicly traded peer companies in the consumer finance, transaction and payment processing services, and commercial and residential mortgage finance industries to support our executive compensation process and decisions.

Significant Portion of Long-Term Incentive Compensation: Our executive officers receive a majority of their compensation in the form of long-term incentive compensation, aligning compensation with our business strategy, performance and stockholder returns.

Robust Stock Ownership Policies: We maintain stock ownership policies requiring our executive officers to hold shares of Company common stock with a value of at least five times base salary for our CEO and three times respective annual base salary for other executive officers. All of our executive officers have achieved these ownership levels.

Compensation Clawbacks: We maintain a compensation clawback policy to recover incentive-based compensation from our current or former executive officers for the three-year period prior to any accounting restatement that would have resulted in a lower payment because of the restated results, regardless of fault.

Avoid Inappropriate Risk-taking: Our incentive award opportunities incorporate multiple performance metrics over long-term and short-term periods and avoid over-emphasizing any one metric or goal, which serves to discourage excessive or inappropriate risk-taking.

No Hedging of Shares: Our insider trading policy prohibits all Section 16 reporting persons, including executive officers and directors, from engaging in hedging and monetization transactions of our securities.

No Margining Shares or Pledging of Shares: Our insider trading policy prohibits margining our shares or pledging our shares as collateral for a loan.
Restrictive Covenants: Our executive officers are subject to restrictive covenants upon separation from the Company, including non-competition, non-solicitation, and non-disclosure obligations.

Double-Trigger Change-in-Control Provision: Both our current and proposed Omnibus Incentive Plans have a “double-trigger” accelerated vesting feature, meaning that both a change of control and an involuntary termination of employment must occur for awards to vest.

Independent Compensation Consultant: The Committee retains an independent executive compensation consultant to provide independent advice, information, and analysis on executive compensation, incentive plan performance measures, and compensation program design and developments.

No Excise Tax Gross-Ups: We do not provide for gross-up payments to offset any “golden parachute” excise taxes potentially incurred by our executives in connection with a change in control.
No Dividend Equivalent Payments on Unvested PSUs: We do not pay dividend equivalents on unvested PSUs.

2	2025 Compensation Elements
The Committee designed a compensation program to provide our NEOs with target compensation that is competitive with that of the 2025 Peer Group and with compensation tied directly to the Company’s operating performance, stock price, and total stockholder return (“TSR”). Individual components of compensation may be greater or less than the target, and actual compensation delivered may vary significantly from the target based on Company or individual performance and changes in our stock price.
The following table presents the principal components and the purpose of each component of the 2025 total direct compensation to our executive officers:

	Element	Form	Purpose	Performance Metrics
Fixed	Base Salary	Cash	•Competitive base pay to help attract and retain executive talent •Only fixed source of compensation •Informed by competitive market levels and may be adjusted to recognize the size, scope and impact of an executive’s role, and his or her knowledge, tenure and experience	—
Variable – Annual Incentive Compensation	Cash Incentive	Cash
•Designed to drive performance against annual financial and strategic goals
•Value determined based on performance against pre-defined objectives
•Informed by competitive market levels and may be adjusted to recognize an executive’s tenure, knowledge, experience, and increasing responsibilities
•Actual bonus can range from 0% to 200% of target

Annual financial performance metrics (70%)
•Capital Generation:* 50%
•C&I Operating Expenses:* 10%
•New Products/Channels: 10%
Strategic factors (30%)
•Continue to closely manage personal loan credit performance;
•Drive personal loan origination growth for 2025 and beyond;
•Execute on new products, including auto finance and credit cards;
•Continue to be the employer of choice for our team members and focusing on our external reputation; and
•Advance our long-term strategy, including strategically advancing funding programs to support our balance sheet.

	Element	Form	Purpose	Performance Metrics
Variable – Long-Term Equity Awards	PSUs	Stock
•To drive performance against strategic imperatives that create sustainable long-term stockholder value, align executive interests with stockholders and reward appropriately
•Target values set with reference to competitive market levels
•Earned shares vest subject to performance and continued employment
•Actual payout can range from 0% to 200% of target
•Represented 55% of long-term equity incentive for our CEO and 40% for our other NEOs
•Aids in executive retention

Payout based on Capital Generation* performance:
•2025 Capital Generation per share (34%)
•2026 Capital Generation per share Growth (33%)
•2027 Capital Generation per share Growth (33%)
with applicable performance targets established in early 2025 at the beginning of the three-year performance period.
Adjusted +/- 20% by a Relative TSR Modifier
•compared to the Russell 3000 Index – Financials to promote alignment of PSUs with relative total stockholder returns

	RSUs	Stock
•Service-based awards vest over a three-year period
•Designed to force a direct link between executive and stockholder interests by transforming executives into stockholders
•Target values set with reference to competitive market levels
•Represented 45% of long-term equity incentive for our CEO and 60% for our other NEOs
•Aids in executive retention
•Continued employment •Realizable value based on stock price performance

* Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.

2025 Total Direct Compensation Components in Detail
The Committee determines the individual compensation components of the program within the competitive target value for an executive officer’s total direct compensation.
Base Salary
Base salary is the only fixed component of our executives’ total direct compensation that establishes a minimum level of cash compensation for our executive officers, including the NEOs.

	2025 Base Salary	2024 Base Salary
Douglas H. Shulman	$1,100,000	$1,000,000
Jeannette E. Osterhout	$650,000	$600,000
Micah R. Conrad	$650,000	$600,000
The Committee annually reviews the base salaries of our NEOs considering market data, evolving responsibilities of the position, and individual performance. Based on this input, the Committee determined to increase the base salary for Ms. Osterhout and Mr. Conrad by approximately 8% and for Douglas H. Shulman by 10% compared to 2024. Prior to this increase, Ms. Osterhout’s and Mr. Conrad’s salaries had not increased since 2023 and Mr. Shulman’s base salary had not increased since 2021.
Annual Incentive Compensation
Our executive officers are eligible to receive annual incentive compensation contingent upon the attainment of specific, pre-established financial performance metrics and strategic objectives for the Company, which are intended to drive sustainable growth and create long-term stockholder value. Annual incentive compensation for 2025 was paid in the form of cash based on the achievement of annual financial and qualitative performance metrics.
For 2025, annual incentive compensation comprised 70% financial performance metrics and 30% qualitative metrics. The financial performance metrics were selected to align compensation with our business strategy and performance and to reward achievement of financial targets and effective strategic leadership. Each quantitative metric was capped at 200% of target, which served as a cap for the annual incentive opportunity.

Metric	Weighting
Capital Generation*	50%
C&I Operating Expenses*	10%
New Products/Channels	10%
*Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.
Qualitative strategic factors represent 30% of our annual incentive award and were selected to align with the Company’s strategic objectives, with an achievement value of up to 200%. For 2025, qualitative factors consisted of the following:
•Continue to closely manage personal loan credit performance;
•Drive personal loan origination growth for 2025 and beyond;
•Execute on new products, including auto finance and credit cards;
•Continue to be the employer of choice for our team members and focusing on our external reputation; and
•Advance our long-term strategy, including strategically advancing funding programs to support our balance sheet.

The Committee evaluated performance against pre-established qualitative strategic objectives and the Company’s progress on its strategic priorities for 2025 and determined that achievement levels of 190% were appropriate for Mr. Shulman and Ms. Osterhout, and 165% for Mr. Conrad. The Committee considered the following actions under the leadership of our NEOs:
•Delivered strong financial performance, with Capital Generation* of $913 million (an increase of 33% compared to 2024) and increasing Capital Generation Return on Receivables (ROR)* by 65 basis points to 3.8% compared to 2024;
•Actively managed credit performance, achieving approximately 46 basis points of loss improvement with C&I Net Charge-offs* decreasing to 7.7%, driven by disciplined credit box adjustments and intensified servicing and collections efforts;
•Drove strong portfolio growth despite a conservative credit posture, originating $14.4 billion and expanding Managed Receivables* to $26.3 billion at year-end;
•Continued to execute a disciplined funding strategy, raising approximately $5.9 billion at tight spreads, expanding our loan sale program, and ending the year with over $7.5 billion in bank facilities to maintain a strong liquidity runway;
•Delivered growth and innovation in the Personal Loan business, including multiple new offerings, achieving $21.4 billion in net finance receivables, and continued evolution of the operating model to support productivity;
•Continued maturing the Auto Finance business, achieving $2.5 billion in net finance receivables, enhancing dealer segmentation and pricing discipline, migrating all dealers to a single platform, expanding the dealer base, and establishing important partnerships;
•Accelerated progress in the Credit Card business, achieving $936 million in net finance receivables, surpassing 1 million accounts, improving credit, and reducing marginal unit costs by 25%;
•Achieved significant advancement in technology and digital initiatives;
•Continued strengthening our data and analytics capabilities, integrating enhanced models across our Personal Loan, Auto Finance, and Credit Card businesses; and
•Advanced our position as an employer of choice, with the Company recognized as a Most Loved Workplace for the fourth consecutive year and achieving strong employee engagement.
*Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.
Achievement level of the annual compensation metrics is included in the table below.

2025 Annual Incentive Compensation Performance Scorecard
Metric	Weight	Target(1)	Result(1)	Achievement Level
Capital Generation(2)	50%	$800	$913	175%
C&I Operating Expenses(2)	10%	$1,703-$1,661	$1,687	100%
New Products/Channels	10%	$3,325-$3,675	$3,704	109%
Financial Performance	70%	100%	155%	109%
Qualitative Assessment	30%	100%	165%-190%(3)	49%-57%(3)
Total Performance Payout				158%-166%(4)
(1)Amounts in millions.
(2)Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.
(3)Achieved at 190% for Mr. Shulman and Ms. Osterhout, and 165% for Mr. Conrad, resulting in a weighted achievement of 57% for Mr. Shulman and Ms. Osterhout, and 49% for Mr. Conrad.
(4)Achieved at 166% for Mr. Shulman and Ms. Osterhout and 158% for Mr. Conrad.
In setting the targets for the three financial performance metrics at the beginning of the year, the Committee considered the Company’s business plan, economic environment and expected market conditions, and other factors such as interest rates and financial health of nonprime consumers. For certain metrics, a range is used to account for anticipated volatility in the market and our business. For 2025, targets for each metric were set above prior year performance results reflecting continued expected growth, cost discipline, and investment in the business.
The results for Capital Generation and New Products/Channels exceeded the targeted amounts, resulting in achievement levels of 175% and 109%, respectively, while C&I Operating Expenses slightly exceeded the midpoint of the targeted range, resulting in an achievement level of 100%. These factors resulted in a weighted financial performance level of 109%. Qualitative assessments resulted in achievement levels of 165% to 190%, resulting in a qualitative weighted achievement level of 49% to 57%. When the financial and qualitative performance levels were aggregated, total performance payouts were 158% to 166% of target.
The table below reflects the target and earned annual incentive amounts based on the results reflected in the preceding table.

2025 Annual Incentive Awards
	Target Annual Incentive Compensation	Earned Annual Incentive Compensation
Douglas H. Shulman	$2,750,000	$4,551,250
Jeannette E. Osterhout	$820,000	$1,357,100
Micah R. Conrad	$820,000	$1,295,600

Long-Term Equity Awards

Long-term incentive awards tie executive compensation to the achievement of annual financial and qualitative performance metrics and are intended to align our NEOs’ interests with those of our long-term stockholders. Long-term incentives consist of PSUs and RSUs. In 2025 PSU awards constituted 55% of the long-term equity incentive opportunity for our CEO and 40% of the long-term equity incentive opportunity for our other NEOs.

2025 Restricted Stock Unit Grants

Under our executive compensation program effective for 2025, RSUs will be granted annually, with vesting to occur in three equal annual installments subject to continued service.

2025 RSU Grant
Douglas H. Shulman	$3,442,500
Jeannette E. Osterhout	$1,188,000
Micah R. Conrad	$1,128,000

2025 Performance Share Unit Awards
PSUs are tied to Capital Generation per share goals over a three-year performance period, and subject to a three-year Relative TSR modifier that can result in the payout amount being adjusted upward or downward by 20% for top and bottom quartile performance, respectively.
The Capital Generation goals for the three-year period were set at the beginning of the performance period. The target for the first year of the performance period was set as a base dollar value, with targets for the second and third years set as growth rates. Performance against target (whether dollar value or growth rate) will be measured for each year, generating three annual payout percentages. The three annual payout percentages will be weighted averaged, as presented in the table below, to determine the final payout percentage. The payout percentage ranges from 0%, if the threshold Capital Generation value or growth is not achieved, to 200%, if the maximum Capital Generation value or growth is achieved, prior to application of the Relative TSR modifier.

2025 PSU Metric
Metric	Weighting
2025 Capital Generation per share	34%
2026 Capital Generation per share Growth	33%
2027 Capital Generation per share Growth	33%
The Committee selected this metric for 2025 PSU awards as it aligns with how we are managing the business over the longer term, with targets aligned to our annual plan and requiring year-over-year growth. Capital Generation, a non-GAAP metric described further in Appendix A, is the key performance measure of our segment that measures the capital created during a period which is used to manage our business. Capital Generation represents the after-tax effect of pretax capital generation, which is calculated as C&I Adjusted Pretax Income, excluding the change in our C&I allowance for finance receivable losses while still considering C&I Net Charge-offs incurred. C&I Adjusted Pretax Income represents income before income taxes on a segment accounting basis which excludes net gain or loss resulting from repurchases and repayments of debt, restructuring charges, acquisition-related transaction and integration expenses, and other items and strategic activities. The performance targets are expressed as Capital Generation per share in order to incentivize the creation of stockholder value and the return of capital to stockholders. The Company is not pre-disclosing specific targets for this metric, as such disclosure could include competitively sensitive information. Full details will be disclosed at the end of the performance period.
The PSUs are also subject to a three-year Relative TSR modifier, which will adjust the payout down by 20% if Relative TSR is in the bottom quartile when compared to the TSR Modifier Peer Group, and increase the payout by 20% if in the top quartile, with no change occurring if Relative TSR is in the second or third quartiles.
For purposes of evaluating Relative TSR as a modifier for the PSU portion of our long-term incentive program, the Committee compares the Company’s TSR against the Russell 3000 Index – Financials, which the Committee deemed relevant based on its industry (the “TSR Modifier Peer Group”).
PSUs have possible payouts ranging between 0% and 200% of the target level, which may then be adjusted upward or downward by 20% based on the three-year Relative TSR modifier. The following reflects target PSU opportunity for our NEOs:

2025 PSU Target
Douglas H. Shulman	$4,207,500
Jeannette E. Osterhout	$792,000
Micah R. Conrad	$752,000
Previously Granted Performance-Based Awards
2023 PSU Awards – Pay for Performance
In January 2026, the Committee determined final payout levels for PSU awards granted in 2023 with a performance cycle ending at the end of 2025. These PSU awards had a structure consisting of three annual measurement periods, each comprising approximately one-third of overall performance of the awards. 2023 Capital Generation* was $794 million, within the target range of $720 million to $880 million, and paid out at 100%. 2024 Capital Generation Growth* was $685 million, falling below the minimum and resulting in a payout of 0%. 2025 Capital Generation Growth* was $913 million, exceeding the maximum, and paid out at 200%. The awards were also subject to a 20% three-year Relative TSR multiplier, which adjusted the payout level upward by 20% as TSR was in the top quartile compared against a pre-established set of consumer finance and related industry participants. As a result, total payout for PSU awards granted in 2023 was 120%.

Payout of Shares Underlying 2023 PSU Awards
	Target PSU Payout	PSUs Paid Out
Douglas H. Shulman	93,106	111,727
Jeannette E. Osterhout	21,963	26,356
Micah R. Conrad	26,212	31,454
* Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.

3	Employee Benefits and Other Compensation
We provide benefit programs that are designed to be competitive with market and provide reasonable security for employees. For 2025, welfare and retirement benefits were offered at essentially the same level to all U.S. salaried employees, including executive officers.
Retirement Benefits
All of our NEOs receive the same retirement benefits as our other employees.
All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan. We match a percentage of each participant’s contributions to the 401(k) plan up to the statutory limits.
Our NEOs are also eligible to participate in the OneMain Holdings, Inc. Nonqualified Deferred Compensation Plan (the “NQDC Plan”) which provides eligible participants with the option to defer receipt of some or all of their annual cash incentives and some of their base salaries. Eligible participants include all employees with a base salary equal to or in excess of $200,000, including each of our NEOs. Participant contributions will be fully vested at all times. Employer contributions are not permitted under the NQDC Plan. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant. For additional information, please see “Compensation Discussion and Analysis — Executive Compensation Tables — 2025 Nonqualified Deferred Compensation.”
In 2025, a retirement provision was added which allows for continued vesting of RSU and PSU equity awards for all employees. The provision requires an employee to have a minimum age of 60 and minimum years of service equaling or exceeding 7 years, provided that the employee is required to provide at least six months advance notice of their intention to retire.
Welfare Benefits
Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our employees on a non-discriminatory basis.
Severance and Change-in-Control Arrangements
For discussion of our severance and change-in-control arrangements, including a description of our Executive Severance Plan and the employment agreement with Mr. Shulman, please see “Compensation Discussion and Analysis — Executive Compensation Tables — Severance and Change-in-Control Arrangements.”
Other Compensation
Other compensation for our executive officers consists primarily of dividend equivalents with respect to unvested and outstanding RSUs, and PSUs granted prior to 2023 (subsequent grants do not accrue dividend equivalents). Such awards are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of equity awards subject to the award that are outstanding on the record date for such dividend. Half of the dividend equivalents are paid at the time of the dividend, and half accrue and are paid at the time of vesting. Dividend equivalents have not been paid on unvested PSUs granted from 2023 onward.
The crediting of dividend equivalents is meant to treat the equity award holders consistently with stockholders, which serves to further align the interests of our executive officers with our stockholders, with half of the amount deferred until vesting for retention purposes. Because they are not included in the grant date fair value of awards, dividend equivalents are reported in the “All Other Compensation” column of the Summary Compensation Table.
We generally limit perquisites for our executive officers, and when perquisites are provided, they are limited to items that serve a reasonable business purpose.
In 2025 we instituted a comprehensive security program for our Chief Executive Officer, which includes personal security services and, when necessary, travel-related protection. The Compensation Committee believes these measures are appropriate and necessary in light of the CEO’s role, visibility, and the nature of the business. The incremental cost to the Company for these security services is included in the “All Other Compensation” column of the Summary Compensation Table.

4	How We Make Compensation Decisions
Role of the Compensation Committee
The Committee is responsible to our Board for overseeing the development and administration of our executive compensation and employee benefit plans and practices. The Committee, which consists of at least two independent directors, is responsible for the review and approval of all aspects of our executive officer compensation program.
The Committee is responsible for evaluating annually the performance of each of our NEOs and determining and approving their compensation (including, but not limited to, base pay and annual and long-term incentive award opportunities) based on such evaluation. Additionally, the Committee is responsible for the following, among its other duties:
•Reviewing the Company’s executive compensation plans, including the goals and objectives relevant to compensation;
•Evaluating the performance of our executive officers in light of such goals and objectives;
•Reviewing and approving any severance or termination arrangements to be made with any executive officer;
•Reviewing any perquisites or other personal benefits provided to any executive officer; and
•Reviewing whether incentive and other forms of pay encourage excessive risk-taking and the relationship between risk management policies and practices, corporate strategy, and the Company’s compensation arrangements.
The role of the Committee is described in detail in the Compensation Committee charter, which is available under the Governance tab on our investor relations website at http://investor.onemainfinancial.com. The Committee is supported in its work by our Executive Vice President, Chief Human Resources Officer, her staff, and the Committee’s independent compensation consultant, as described below.
Role of the Independent Compensation Consultant
The Committee recognizes the importance of using an independent compensation consultant that provides services to our Board and its committees. In 2025, Meridian Compensation Partners, LLC (“Meridian”) continued to serve as the Committee’s independent executive compensation consultant to provide independent advice, information, and analysis on executive compensation, incentive plan performance measures, and compensation program design and developments. Meridian was engaged by and reported directly to the Committee, which could replace its compensation consultant or hire additional consultants at any time. A representative of Meridian attended meetings of the Committee when requested and communicated with the Committee Chair between meetings.
Compensation Consultant Independence
The Committee has assessed the independence of Meridian pursuant to NYSE rules, and the Committee has concluded that the work the firm performed for the Committee during 2025 did not raise any conflicts of interest that would prevent Meridian from independently advising the Committee.
Role of Management
The Committee receives recommendations from the CEO, working with management, regarding our executive compensation structure, metrics, and goals. Our CEO does not make any recommendations with respect to his own compensation.
The Committee also receives information from our CFO and General Counsel to evaluate whether our incentive compensation programs for our executive officers and other employees encourage responsible investment of our resources and do not unintentionally encourage or reward imprudent risk-taking. After a review of our compensation plans by our CFO and General Counsel, who provided the Committee with a briefing in April 2026, the Committee concluded that our compensation plans were well designed and well documented. Additionally, our incentive compensation plans were not unbalanced such that they encourage excessive or unnecessary risk-taking that would endanger the reputation or financial well-being of the Company or otherwise have any material adverse effect on the Company.
Stockholder Feedback
At our 2020 Annual Meeting, our stockholders voted in favor of conducting advisory votes on our executive compensation program on a triennial basis. As previously disclosed, we undertook a comprehensive review of our executive compensation program in 2023, informed by changes in our business, economic environment, and evolving stockholder base. This review resulted in changes to the compensation program, which we previewed in the proxy statement for our 2023 Annual Meeting.
Following the implementation of these changes, the Board and the Committee engaged in ongoing dialogue with stockholders regarding our executive compensation program and governance practices. The Board believes that the strong support for the program reflected in the advisory vote on our executive compensation program at our 2023 Annual Meeting of Stockholders, at which approximately 95% of the votes cast were in favor, demonstrated broad stockholder alignment with the revised program.
Subsequent to the 2023 Annual Meeting, and as part of our continued stockholder engagement efforts, the Board and the Committee considered feedback received from stockholders on our executive compensation policies, including the frequency of advisory votes on our executive compensation program. Stockholders expressed the importance of regular and timely feedback on executive compensation, particularly in light of the evolution of the Company’s business and compensation framework. In response to this feedback, and after careful consideration, the Board has determined that holding an advisory vote on our compensation, or the “say on pay” vote, on an annual basis is the most appropriate frequency for the Company at this time. Accordingly, stockholders will again be asked to vote, on an advisory basis, on both the compensation paid to our NEOs and the frequency of such advisory votes at our 2026 Annual Meeting, with the Board and the Committee recommending an annual advisory vote on executive compensation.

Use of Peer Groups
2025 Compensation Peer Group
In the course of designing and implementing our 2025 executive compensation program, the Committee used compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries (including consumer finance and mortgage and commercial finance), as well as the transaction and payment processing services industry.

•Ally Financial Inc.
(Consumer and Commercial Finance)
•Credit Acceptance Corporation
(Consumer Finance)
•Global Payments Inc.
(Transaction and Payment Processing Services)
•Navient Corporation
(Consumer Finance)
•Rocket Companies, Inc.
(Mortgage and Commercial Finance)
•Synchrony Financial
(Consumer Finance)
•Toast, Inc.
(Transaction and Payment Processing Services)

•Bread Financial Holdings, Inc.
(Consumer Finance)
•Fidelity National Information Services, Inc.
(Transaction and Payment Processing Services)
•LendingClub Corporation
(Consumer Finance)
•PROG Holdings, Inc.
(Consumer Finance)
•SLM Corporation
(Consumer Finance)
•SoFi Technologies, Inc.
(Consumer Finance)
•The Western Union Company
(Transaction and Payment Processing Services)

The Committee, with assistance from its independent compensation consultant, reviewed the 2025 Peer Group and determined that it would be appropriate to maintain the same peer group for fiscal year 2026.
TSR Modifier Peer Group
Beginning in 2025, for purposes of evaluating Relative TSR as a modifier for the PSU portion of our long-term incentive program, the Committee compares the Company’s TSR against the companies that are constituents of the Russell 3000 Index – Financials. The Committee believes that the broader set of companies included in this index provides a better and reflects a more consistent representation of the Company’s relative performance.
Accounting and Tax Treatment
The accounting and tax treatment of the elements of our executive compensation is one factor considered in the design of the program. Although the Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation program, the Committee retains the flexibility to design and administer a compensation program that is in the best interests of the Company and its stockholders.

Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis set forth herein with management. Based upon the Committee’s review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report for the year ended December 31, 2025.

Compensation Committee of the Board of Directors
Roy A. Guthrie
Andrew D. Macdonald
Richard A. Smith

Executive Compensation Tables
2025 Summary Compensation Table
The table below summarizes information regarding compensation for the years 2023 through 2025, as applicable, for each of our NEOs.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards	Non-Equity Incentive Plan Compensation(3) ($)	Changes in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Douglas H. Shulman, Chairman and Chief Executive Officer	2025	1,097,308	8,190,542	—	4,551,250	—	1,235,130	15,074,230
	2024	1,000,000	5,888,812	—	3,225,000	—	1,208,733	11,322,545
	2023	1,000,000	10,267,357	—	2,562,000	—	1,619,311	15,448,668
Jeannette E. Osterhout, Executive Vice President and Chief Financial Officer	2025	648,654	2,094,359	—	1,357,100	—	391,466	4,491,579
	2024	600,000	1,498,932	—	979,640	—	395,551	3,474,123
Micah R. Conrad, Executive Vice President and Chief Operating Officer	2025	648,654	1,988,587	—	1,295,600	—	347,812	4,280,653
	2024	600,000	1,498,932	—	979,640	—	386,231	3,464,803
	2023	598,077	2,896,841	—	828,000	—	533,623	4,856,541
(1)The amount in this column reflects the salary each NEO received as base salary in the year reported.
(2)This column reports the grant date fair value of each form of equity award granted to our NEOs in accordance with ASC 718.

For 2025, the amounts in this column include 2025 annual RSU grants and 2025 annual PSU grants. The 2025 amounts are reflected in the following table:

Name	2025 Total RSU Grant(a) ($)	2025 Total PSU Grant(b) ($)	Total Stock Awards ($)
Douglas H. Shulman	3,523,067	4,667,475	8,190,542
Jeannette E. Osterhout	1,215,778	878,581	2,094,359
Micah R. Conrad	1,154,412	834,175	1,988,587

(a)The 2025 annual RSU grant will vest in three equal increments following the grant date based on continued service, with one-third having vested on February 20, 2026, one-third vesting on February 19, 2027 and one-third vesting on February 18, 2028.
(b)The reported grant date fair value of the 2025 PSU grant reported in this column and included in the Summary Compensation Table is based on target payouts of such awards. If the maximum level of performance had been assumed, the grant date fair value of such PSUs would have been $11,201,940 for Mr. Shulman, $2,108,595 for Ms. Osterhout and $2,002,020 for Mr. Conrad. The PSUs will vest after three years if the performance goals established by the Committee for the 2025-2027 performance period are attained.

For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 17, Share-Based Compensation, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)The amounts in this column reflect the annual cash awards paid with respect to performance for the applicable year under the annual incentive program.
(4)The amounts shown in this column include the following for 2025:

Name	401(k) Match ($)	Dividend Equivalents ($)	Executive Security ($)	Total All Other Compensation ($)
Douglas H. Shulman	14,000	1,056,788	164,342(a)	1,235,130
Jeannette E. Osterhout	14,000	377,466	—	391,466
Micah R. Conrad	14,000	333,812	—	347,812
(a) The amount reported reflects the aggregate incremental cost of executive security services provided other than for business-related travel and includes $9,099 of reimbursement for taxes incurred due to the receipt of such services.

2025 Grants of Plan-Based Awards Table
The table below summarizes information regarding grants of plan-based awards to our NEOs during 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas H. Shulman	2/1/2025	1,182,500	2,750,000	5,500,000	—	—	—	—	—
	2/6/2025	—	—	—	37,892	75,783	181,879	—	4,667,475
	2/6/2025	—	—	—	—	—	—	62,004	3,523,067
Jeannette E. Osterhout	2/1/2025	352,600	820,000	1,640,000	—	—	—	—	—
	2/6/2025	—	—	—	7,133	14,265	34,236	—	878,581
	2/6/2025	—	—	—	—	—	—	21,397	1,215,778
Micah R. Conrad	2/1/2025	352,600	820,000	1,640,000	—	—	—	—	—
	2/6/2025	—	—	—	6,772	13,544	32,506	—	834,175
	2/6/2025	—	—	—	—	—	—	20,317	1,154,412
(1)Represents cash awards under the 2025 annual incentive program. The amounts reported represent the threshold, target and maximum awards (43%, 100% and 200% of target, respectively) that could be earned based on achievement of quantitative and qualitative goals as determined by the Committee. Based on the actual achievement for 2025 under the terms of the annual incentive program, the Committee approved cash payouts in early 2026, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2025 above.
(2)Represents annual PSUs granted in 2025. The PSUs will vest after three years on a date to be determined by the Committee, to the extent earned based upon the attainment of performance goals established by the Committee for the 2025-2027 performance period and as further described in the CD&A. The maximum amount payable reflects the potential application of the 20% positive Relative TSR modifier, while the minimum amount payable does not contemplate an upward or downward adjustment based on the Relative TSR modifier.
(3)The grants reported in this column represent RSUs granted for 2025. These RSUs will vest in three equal increments following the grant date based on continued service, with one-third having vested on February 20, 2026, one-third vesting on February 19, 2027, and one-third vesting on February 18, 2028.
(4)Amounts reported in this column are calculated in accordance with ASC 718 based on the probable achievement of the underlying performance conditions. For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 17, Share-Based Compensation, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
The 2025 Grants of Plan-Based Awards Table reports the dollar value of cash (non-equity) incentive awards and the number and value of equity awards granted to each executive officer during 2025. With regard to cash incentives, this table reports the range of potential values that could have been obtained by the executive officer; whereas the Summary Compensation Table reports the actual value realized for 2025. Equity amounts represent the grant date values of the awards determined under ASC 718 for purposes of financial statement reporting, which are based on probable outcomes. Grant date fair values reflected in the 2025 Grants of Plan-Based Awards Table do not include dividend equivalent payments with respect to the underlying equity-based awards.

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table summarizes the equity awards held by our NEOs that were unvested and outstanding as of December 31, 2025.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable (#)	Unexercisable (#)
Douglas H. Shulman	—	—	—	—	N/A	133,799	(2)	9,038,122	540,337	(5)	36,499,764
Jeannette E. Osterhout	—	—	—	—	N/A	39,093	(3)	2,640,732	147,941	(6)	9,993,415
Micah R. Conrad	—	—	—	—	N/A	39,430	(4)	2,663,497	138,809	‘(7)	9,376,548
(1)Based on the closing market price of Company common stock on December 31, 2025 of $67.55 per share.
(2)Represents RSUs granted to Mr. Shulman in 2023, 2024, and 2025 that were unvested as of December 31, 2025. The vesting schedule for the RSUs is as follows: 72,083 vested in February 2026, 41,048 are scheduled to vest in February 2027, and 20,668 are scheduled to vest in February 2028.
(3)Represents RSUs granted to Ms. Osterhout in 2023, 2024, and 2025 that were unvested as of December 31, 2025. The vesting schedule for the RSUs is as follows: 19,640 vested in February 2026, 12,320 are scheduled to vest in February 2027, and 7,133 are scheduled to vest in February 2028.
(4)Represents RSUs granted to Mr. Conrad in 2023, 2024, and 2025 that were unvested as of December 31, 2025. The vesting schedule for the RSUs is as follows: 20,697 vested in February 2026, 11,960 are scheduled to vest in February 2027, and 6,773 are scheduled to vest in February 2028.
(5)Represents PSUs granted to Mr. Shulman in 2021, 2023, 2024, and 2025, reflecting the actual payout with respect to annual PSUs granted in 2023, maximum performance levels with respect to annual PSUs granted in 2024 and 2025, and target performance for retention PSUs granted in 2021. PSUs granted in 2023 for the 2023-2025 performance period achieved 120%, resulting in 111,727 shares vesting in the first quarter of 2026. The vesting schedule for the PSU awards is as follows: 146,731 annual PSUs will vest in the first quarter of 2027, 181,879 annual PSUs will vest in the first quarter of 2028, and 100,000 retention PSUs will vest no later than July 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.
(6)Represents PSUs granted to Ms. Osterhout in 2021, 2023, 2024, and 2025, reflecting the actual payout with respect to annual PSUs granted in 2023, maximum performance levels with respect to annual PSUs granted in 2024 and 2025, and target performance for retention PSUs granted in 2021. PSUs granted in 2023 for the 2023-2025 performance period achieved 120%, resulting in 26,356 shares vesting in the first quarter of 2026. The vesting schedule for the PSU awards is as follows: 37,349 annual PSUs will vest in the first quarter of 2027, 34,236 annual PSUs will vest in the first quarter of 2028, and 50,000 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.
(7)Represents PSUs granted to Mr. Conrad in 2021, 2023, 2024, and 2025, reflecting the actual payout with respect to annual PSUs granted in 2023, maximum performance levels with respect to annual PSUs granted in 2024 and 2025, and target performance for retention PSUs granted in 2021. PSUs granted in 2023 for the 2023-2025 performance period achieved 120%, resulting in 31,454 shares vesting in the first quarter of 2026. The vesting schedule for the PSU awards is as follows: 37,349 annual PSUs will vest in the first quarter of 2027, 32,506 annual PSUs will vest in the first quarter of 2028, and 37,500 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.

2025 Options Exercised and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas H. Shulman(1)	—	—	93,201	5,324,595
Jeannette E. Osterhout(2)	—	—	29,011	1,670,363
Micah R. Conrad(3)	—	—	28,077	1,654,666
(1)Represents 68,201 RSUs that vested on February 20, 2025, with a value of $57.09 per share and 25,000 RSUs that vested on July 16, 2025 with a value of $57.24 per share on the respective vesting dates.
(2)Represents 16,511 RSUs that vested on February 20, 2025, with a value of $57.09 per share and 12,500 RSUs that vested on August 20, 2025 with a value of $58.22 per share on the respective vesting dates.
(3)Represents 18,702 RSUs that vested on February 20, 2025, with a value of $57.09 per share and 9,375 RSUs that vested on September 5, 2025 with a value of $62.61 per share on the respective vesting dates.

2025 Nonqualified Deferred Compensation
The amounts shown in this table reflect NEO activity under our NQDC Plan, which took effect in 2022.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Douglas H. Shulman	—	—	47,297	—	373,811
Jeannette E. Osterhout	—	—	—	—	—
Micah R. Conrad	—	—	6,323	21,963	48,898
(1)No elections were made by our NEOs to defer base salary or annual cash incentives under our NQDC Plan for 2025.
(2)Employer contributions are not permitted under our NQDC Plan.

Potential Payments Upon Termination or Change-In-Control for 2025
The following table shows the payments and benefits that our NEOs would have been eligible to receive if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2025. Amounts used for equity awards are based on the closing market price of our common stock on December 31, 2025, of $67.55 per share.

Name	Type of Payment or Benefit	Voluntary Resignation without Good Reason or Retirement ($)	Termination Due to Disability or Death ($)	Termination without Cause ($)	Termination for Good Reason ($)	Change in Control ($)(1)	Termination without Cause or for Good Reason following a Change in Control ($)
Douglas H. Shulman(2)	Cash Severance Payment	—	—	9,010,668	9,010,668	—	9,010,668
	Acceleration of Unvested RSUs	—	9,038,122	4,869,207	—	—	9,038,122
	Acceleration of Unvested PSUs	—	—	—	—	—	22,293,324
	Continuation of Benefits Payment	—	—	33,685	33,685	—	33,685
	Total	—	9,038,122	13,913,560	9,044,353	—	40,375,799
Jeannette E. Osterhout(3)(4)	Cash Severance Payment	—	—	650,000	—	—	650,000
	Acceleration of Unvested RSUs	—	2,640,732	1,326,682	—	—	2,640,732
	Acceleration of Unvested PSUs	—	—	—	—	—	6,875,915
	Continuation of Benefits Payment	—	—	33,462	33,462	—	33,462
	Total	—	2,640,732	2,010,144	33,462	—	10,200,109
Micah R. Conrad(3)(5)	Cash Severance Payment	—	—	650,000	—	—	650,000
	Acceleration of Unvested RSUs	—	2,663,497	1,398,082	—	—	2,663,497
	Acceleration of Unvested PSUs	—	—	—	—	—	6,269,856
	Continuation of Benefits Payment	—	—	33,685	33,685	—	33,685
	Total	—	2,663,497	2,081,767	33,685	—	9,617,038
(1)None of the NEOs is eligible to receive benefits solely in the event of a change in control. Notwithstanding the foregoing, the Omnibus Incentive Plan and the NEOs’ award agreements contemplate acceleration of vesting of equity awards if such awards are not assumed and/or substituted upon a change in control.
(2)Under Mr. Shulman’s employment agreement, in the event of a termination by the Company without cause or by the executive for good reason (whether or not in connection with a change in control), he will receive a cash severance payment of an aggregate amount equal to (i) $2,633,333 payable over 24 months (or, if such termination occurs within the 24-month period following a change in control, a single lump sum), plus (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination, plus (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination. Under the terms of Mr. Shulman’s employment agreement, he is also entitled to a lump sum distribution equal to 12 months of premiums for COBRA continuation for Mr. Shulman and his dependents, representing $33,685.
Mr. Shulman’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 72,083 RSUs, or $4,869,207, and (b) upon a termination without cause or resignation for good reason during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 133,799 RSUs, or $9,038,122.
Mr. Shulman’s PSU award agreements, including his annual PSUs and retention PSUs, will vest at target levels and be settled in shares of common stock upon a termination without cause, resignation for good reason, death, or disability, in each case during the 12 months following a change in control, and do not otherwise vest upon termination. If a qualifying termination had occurred on December 31, 2025, Mr. Shulman would have received 330,027 shares with a value on such date of $22,293,324.
(3)As of December 31, 2025, Ms. Osterhout and Mr. Conrad were eligible to receive severance benefits pursuant to the Executive Severance Plan. Under the Executive Severance Plan, upon a termination by the Company without cause (whether or not in connection with a change in control) or by the executive for good reason within 12 months following a change in control, each executive receives base salary continuation for 12 months and a lump sum distribution equal to 12 months of premiums for COBRA continuation for the executive and their dependents at the rates in effect on the date of termination. Ms. Osterhout and Mr. Conrad are eligible to receive lump-sum COBRA premiums pursuant to the terms of the Executive Severance Plan in the amounts of $33,462 and $33,685, respectively.
(4)Ms. Osterhout’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 19,640 RSUs, or $1,326,682, and (b) upon a termination without cause or resignation for good reason during the 12 months following a change in control, or upon her death or disability, all unvested RSUs will vest, representing 39,093 RSUs, or $2,640,732.
Ms. Osterhout’s PSU award agreements, including her annual PSUs and retention PSUs, will vest at target levels and be settled in shares of common stock upon a termination without cause, resignation for good reason, death, or disability, in each case during the 12 months following a change in control, and do not otherwise vest upon termination. If a qualifying termination had occurred on December 31, 2025, Ms. Osterhout would have received 101,790 shares with a value on such date of $6,875,915.
(5)Mr. Conrad’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 20,697 RSUs, or $1,398,082, and (b) upon a termination without cause or resignation for good reason during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 39,430 RSUs, or $2,663,497.
Mr. Conrad’s PSU award agreements, including his annual PSUs and retention PSUs will vest at target levels and be settled in shares of common stock upon a termination without cause, resignation for good reason, death, or disability, in each case during the 12 months following a change in control, and do not otherwise vest upon termination. If a qualifying termination had occurred on December 31, 2025, Mr. Conrad would have received 92,818 shares with a value on such date of $6,269,856.

Severance and Change-in-Control Arrangements
Executive Severance Plan
Our Executive Severance Plan is intended to facilitate changes in the leadership team by establishing terms for the separation of an executive officer in advance, allowing for a smooth transition of responsibilities when it is in the best interests of the Company. As of December 31, 2025, the Committee had identified Ms. Osterhout and Mr. Conrad as “eligible executives,” as defined in the Executive Severance Plan for purposes of participation in such plan. The Executive Severance Plan provides for severance payments and benefits to the eligible executives in the event of a “qualifying termination.” A qualifying termination is defined as (i) a termination by the Company without “cause” or (ii) a termination by the executive for “good reason” on or before the 12-month anniversary of a “change in control” (each term, as defined in the Executive Severance Plan). In the event of a qualifying termination and subject to the eligible executive’s adherence to the covenants contained in the Executive Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Executive Severance Plan provides for (i) continued payment of the eligible executive’s annual base salary for a period of 12 months and (ii) a lump sum cash payment in an amount equal to 12 months of premiums for COBRA continuation coverage for the eligible executive and their eligible dependents.
Omnibus Incentive Plan
In January 2021, we amended our Omnibus Incentive Plan to provide that, unless otherwise determined by the plan administrator, if a change in control occurs (as defined in the Omnibus Incentive Plan), and the employment of the holder of an award granted under the plan (an “Award”) is terminated by the Company without cause (as defined in the Omnibus Incentive Plan) on or after the effective date of the change in control but prior to 12 months following the change in control, then: (i) any unvested portion of any Award carrying a right to exercise will become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to an Award granted under the Omnibus Incentive Plan will lapse and such Award will be deemed fully vested and any performance goals imposed with respect to such Awards will be deemed to be fully achieved. The change in control protection provided by the Omnibus Incentive Plan does not apply to the voluntary termination of employment by an Award recipient following a change in control for “good reason” or otherwise.
In January 2025, the Committee approved updated forms of RSU and PSU award agreements under the Omnibus Incentive Plan to incorporate additional governance features. These updates include retirement vesting provisions that allow participants who meet the definition of “Qualified Retirement” (age 60 with at least seven years of service and six months’ advance notice) to continue vesting in outstanding awards following retirement, subject to compliance with restrictive covenants.
The RSU and PSU agreements also provide enhanced change-in-control protections, under which awards that are not assumed or substituted in connection with a change in control will vest immediately prior to the transaction, and PSUs will be deemed earned at target performance levels. In addition, the agreements include restrictive covenants and notice requirements designed to protect the Company’s business interests.
Mr. Shulman’s Employment Agreement
In July 2018, we entered into an employment agreement with Mr. Shulman pursuant to which he began serving as our CEO on September 8, 2018, and which reflected advice from our independent compensation consultant and consideration of the terms of Mr. Shulman’s compensation arrangements with his prior employer.
Pursuant to our employment agreement with Mr. Shulman, Mr. Shulman receives an annual base salary of at least $800,000 and is eligible for an annual target incentive of at least $5,500,000, payable in cash, PSUs, and RSUs. The employment agreement also provided that the PSUs to be granted to Mr. Shulman pursuant to our annual equity grant determination for 2019 would include a prorated grant made with respect to his 2018 service.
Mr. Shulman is eligible to receive the termination benefits pursuant to his employment agreement. If Mr. Shulman’s employment is terminated by the Company other than for “cause” (as defined in the agreement, but not including a termination of employment due to death or disability) or he resigns for “good reason” (as defined in the agreement and summarized below), and if Mr. Shulman executes a general release of claims in a form acceptable to the Company and continues to comply with all applicable restrictive covenants, then he would be entitled to: (i) a severance payment equal to $2,633,333, payable in equal installments over a 24-month period in accordance with the Company’s payroll (or, if such termination occurs within the 24-month period following a “change in control” (as defined in the agreement), a single lump sum); (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination; (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination; and (iv) a lump sum payment equal to 12 months of COBRA premiums.
For purposes of Mr. Shulman’s employment agreement, “good reason” means (i) a material reduction in his duties, authorities, responsibilities or reporting relationships; (ii) the reduction of his base salary or annual and long-term incentive opportunity (in each case, other than an across-the-board reduction affecting all senior management of the Company which reduction results in the decrease of his base salary or annual and long-term incentive opportunity, as applicable, of less than 10%); (iii) relocation of his principal location of employment by more than 50 miles (unless such new location is closer to his primary residence in New York City); (iv) the failure to nominate him as a member of the board of directors of the Company; or (v) the failure to pay him compensation when due under the terms of his employment agreement.
Pursuant to the employment agreement, as amended in July 2021, Mr. Shulman is bound by certain restrictive covenants including confidentiality, non-disparagement, work product and, during the term of his employment and for a period of one year thereafter, non-solicitation of employees, consultants and customers and non-competition. The Company is bound by a non-disparagement covenant.

CEO Pay Ratio
In accordance with SEC rules, we have calculated the ratio between the total compensation of our CEO and our median employee for 2025. As permitted by SEC rules, we are using the same median employee identified for the 2024 pay ratio in our 2025 pay ratio calculation, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure for 2025. The process that we used to determine our median employee for 2024 compensation is summarized below.
To select our median employee, we evaluated our employee population and determined our median employee using W-2 income as our consistently applied compensation measure. We selected our median employee from our entire employee population as of December 31, 2024, using annualized base pay for employees who were hired in 2024, and converting compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars using a fiscal year 2024 exchange rate. We did not make any full-time equivalent adjustment for any employee when annualizing base pay. We examined a small group of employees for whom total cash compensation was clustered within a few dollars around the median. From this group, we selected an individual we determined to be reasonably representative of our median employee.
The 2025 annual total compensation for the median employee, who serves as a branch manager, determined in accordance with SEC rules was $87,641. The 2025 annual total compensation for our CEO, Mr. Shulman, was $15,074,230, as reported in the “Total” column of the Summary Compensation Table. The resulting pay ratio is estimated to be approximately 172 to 1.
Amounts reported in the Summary Compensation Table for our NEOs, including our CEO, are determined pursuant to SEC rules that do not necessarily reflect amounts actually received or realized by, or value actually delivered to, our NEOs, including our CEO. In addition, other companies have different employee demographics and compensation and benefit practices. As a result, CEO pay ratios reported by other companies may vary significantly and likely are not comparable to our CEO pay ratio.

Pay Versus Performance
The following table presents certain information regarding compensation paid to our CEO and other NEOs, and certain measures of financial performance, for the five years ended December 31, 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Capital Generation(4) (in millions)
					Total Stockholder Return	Peer Group Total Stockholder Return(3)
2025	$15,074,230	$28,359,648	$4,386,117	$8,075,062	$236.43	$194.87	$783	$913
2024	$11,322,545	$11,403,536	$2,700,499	$2,598,583	$169.17	$160.06	$509	$685
2023	$15,448,668	$19,411,856	$4,715,933	$6,039,373	$146.86	$128.19	$641	$794
2022	$10,825,968	$3,745,311	$3,148,402	$647,344	$90.06	$109.40	$872	$1,064
2021	$21,715,068	$39,608,197	$8,166,095	$14,259,457	$123.64	$125.24	$1,314	$1,303
(1)Mr. Shulman served as our Chief Executive Officer for each year presented.
(2)Ms. Osterhout and Mr. Conrad were our other NEOs presented for 2024-2025. Mr. Conrad and Rajive Chadha, our former Chief Operating Officer, were our other NEOs for 2021-2023.
(3)The market index used was the NYSE Financial Sector Index.
(4)The company-selected measure is Capital Generation, which is a non-GAAP financial measure. Refer to Appendix A for a description of how this measure is calculated and, for 2025, a reconciliation to the most directly comparable measure calculated under GAAP.
The following table reconciles the total compensation shown in the Summary Compensation Table to the compensation actually paid to NEOs shown in the Pay Versus Performance Table above.

Year	Summary Compensation Table Total	Less: Equity Awards Included in Summary Compensation Table	Add: Year-End Value of Unvested Equity Awards Granted in Year	Add: Change in Year-End Value of Unvested Equity Awards Granted in Prior Years	Add: Vesting Date Value of Equity Awards Granted and Vested During Year	Add: Change in Value of Unvested Equity Awards Granted in Prior Years that Vested During Year(a)	Total Compensation Actually Paid(a)
CEO
2025	$15,074,230	$(8,190,542)	$12,316,188	$8,693,745	$—	$466,027	$28,359,648
2024	$11,322,545	$(5,888,812)	$6,485,519	$(397,349)	$—	$(118,367)	$11,403,536
2023	$15,448,668	$(10,267,357)	$11,461,489	$1,474,642	$745,634	$548,780	$19,411,856
2022	$10,825,968	$(4,713,173)	$2,511,907	$(5,796,156)	$865,280	$51,485	$3,745,311
2021	$21,715,068	$(14,005,170)	$13,771,899	$84,304	$659,124	$17,382,972	$39,608,197
Non-CEO NEOs
2025	$4,386,117	$(2,041,473)	$2,900,165	$2,655,737	$—	$174,516	$8,075,062
2024	$2,700,499	$(999,288)	$1,100,545	$(139,960)	$—	$(63,213)	$2,598,583
2023	$4,715,933	$(2,817,786)	$3,143,590	$664,689	$206,464	$126,483	$6,039,373
2022	$3,148,402	$(1,305,147)	$695,579	$(2,052,692)	$239,616	$(78,414)	$647,344
2021	$8,166,095	$(4,853,630)	$5,009,300	$(51,126)	$215,683	$5,773,135	$14,259,457
(a)    Amounts reported for 2021 reflect the settlement of two tranches of performance option awards that were granted in 2018 and 2019.

The following charts reflect the compensation actually paid to the Company’s CEO and the average compensation actually paid to the non-CEO NEOs, respectively, and their relation to (i) the Company’s TSR, (ii) the Company’s net income, and (iii) the Company’s selected measure of financial performance, Capital Generation, for each year presented. We also show below the relationship between the Company’s TSR and the TSR of the NYSE Financial Sector Index over this period.
The Company’s TSR increased in four of the last five years, with total TSR increasing 136% over this period. The TSR of the NYSE Financial Sector Index also grew in four of the last five years, but at a lower rate than the Company’s TSR, with total TSR of the NYSE Financial Sector Index increasing 56% from 2021 through 2025. The Company’s net income and Capital Generation declined in 2022, 2023, and 2024. Compensation actually paid to the Company’s Chief Executive Officer and average compensation actually paid to the non-CEO NEOs changed year-over-year primarily due to changes in equity grant values and stock price performance, which affected the value of outstanding equity awards held by our NEOs.

Compensation Actually Paid
and Net Income
Compensation Actually Paid
(in thousands)
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
1,400
1,200
1,000
800
600
400
200
-
Net Income (in millions)
2021
2022
2023
2024
2025
CEO
Average of Non-CEO NEOs
Net Income

Compensation Actually Paid
and Capital Generation
Compensation Actually Paid
(in thousands)
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
Capital Generation
(in millions)
1,400
1,200
1,000
800
600
400
200
-
2021
2022
2023
2024
2025
CEO
Average of Non-CEO NEOs
Capital Generation

OneMain considers the following to be the most important financial performance measures it uses to link compensation actually paid to its NEOs, for 2025, to company performance.

Financial Performance Measures
Capital Generation*
Capital Generation Growth*
C&I Operating Expenses*
New Products/Channels

*Refer to Appendix A for non-GAAP financial measures reconciliations along with defined terms.

Proposal 3 – Say on Pay Frequency
Section 14A of the Exchange Act requires that the Company provide stockholders the opportunity at least every six years to vote, on an advisory and non-binding basis, their preference as to the frequency of future advisory approvals of named executive officer compensation, commonly referred to as a “say on pay” vote. By voting on this proposal, which is commonly referred to as a “say on frequency” proposal, stockholders may indicate whether they would prefer a “say on pay” vote once every one, two or three years, or to abstain entirely from voting on the proposal. The “say on frequency” proposal was last voted on by our stockholders at our 2020 Annual Meeting, where our stockholders voted in favor of holding say on pay votes every three years.
After careful consideration, and in response to investor feedback, our Board recommends holding an advisory say on pay vote annually, due to the following reasons:
•the Board believes that an annual say on pay vote will allow stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year;
•annual votes are consistent with the Company’s efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters; and
•an annual say on pay vote will encourage robust disclosure of compensation decisions to enhance transparency.
Although this vote is advisory and not binding, the Board and Compensation Committee highly value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on NEO compensation.

The Board recommends a vote for ONE YEAR as the frequency with which stockholders are provided an advisory vote to approve NEO compensation

Proposal 4 – Approval of the 2026 Omnibus Incentive Plan
Overview
On April 15, 2026, the Board unanimously approved and adopted the OneMain Holdings, Inc. 2026 Omnibus Incentive Plan (the “Plan”), subject to the approval of our stockholders. At the Annual Meeting, our stockholders will be asked to approve the Plan. The Plan is intended to replace the OneMain Holdings, Inc. Amended 2013 Omnibus Incentive Plan (the “Prior Plan”). The Prior Plan will expire by its terms on May 25, 2026, and no new awards may be granted under the terms of the Prior Plan after that date. However, any awards granted under the Prior Plan prior to its termination will remain outstanding and in effect pursuant to their terms.
If approved by our stockholders, the Plan will become effective as of the date of the Annual Meeting (the “Effective Date”) and will expire on the 10th anniversary of the Effective Date. The Plan will not become effective if such approval is not received.
If our stockholders vote to approve the Plan, 9,850,000 shares of common stock, less one share of common stock for every share of common stock subject to an award (for any performance-based award, assuming achievement of target performance levels) granted under the Prior Plan on or after April 1, 2026 and prior to the expiration of the Prior Plan on May 25, 2026, will be available for grants of equity awards under the Plan, subject further to the equitable adjustment and share counting rules described in further detail below.
Rationale for Adoption of the Plan
The Plan is intended to facilitate our use of long-term equity awards to drive performance against critical goals that create sustainable long-term stockholder value, align the interests of our officers, employees, non-employee directors, independent contractors and consultants with those of our stockholders, and provide a strong retention incentive. To allow us to accomplish these purposes, the Plan provides for the issuance of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs,” and if subject to performance-based vesting conditions, “PSUs”), stock bonuses, other stock-based awards and cash awards. Awards under the Plan may be time based, performance based, or a combination of both, supporting long‑term retention and alignment with Company performance. We believe that the Plan strikes an appropriate balance between maintaining competitive compensation practices and upholding strong governance standards that are responsive to stockholder expectations.
The Prior Plan will expire by its terms on May 25, 2026. If the Plan is not approved by our stockholders at the Annual Meeting, we will no longer be able to adequately incentivize our officers, employees, directors, non-employee directors, independent contractors and consultants by providing them with equity-based awards after the expiration of the Prior Plan.
Share Information and Equity Grant Practices
While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards. In determining the appropriateness of the number of shares of common stock to be reserved for issuance under the Plan, the Board reviewed key metrics that are typically used to evaluate such recommendations, including the Company’s historical equity usage, the dilutive impact of the Plan, and the expected duration of the Plan’s share reserve.
Share Information on Equity Compensation Plans
The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of April 1, 2026:

Total number of shares of common stock subject to outstanding full-value awards under the Prior Plan (includes RSUs and PSUs)(1)	1,580,233
Total number of shares of common stock remaining available for future issuance under the Prior Plan(2)	11,153,131
Total number of shares of common stock remaining available for future issuance under the OneMain Holdings, Inc. Employee Stock Purchase Plan	666,264
Total number of common shares outstanding as of April 1, 2026	115,617,828
(1)No stock options, SARs or shares of restricted stock were outstanding as of April 1, 2026. PSUs are counted assuming achievement of target performance levels.
(2)Represents the number of shares of common stock remaining available for future awards under the Prior Plan (counting PSU awards at target performance) as of April 1, 2026. The Prior Plan will expire by its terms on May 25, 2026, and no additional awards may be granted under the Prior Plan after such date. As described above, the number of shares available for issuance under the Plan will be reduced by one share of common stock for every share of common stock subject to an award (for any performance-based award, assuming achievement of target performance levels) granted under the Prior Plan on or after April 1, 2026 and prior to the expiration of the Prior Plan on May 25, 2026.

Burn Rate
We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our burn rate for the past three fiscal years has been as follows:

Fiscal Year	Stock Options or SARs Granted	Full-Value Awards		Stock Options & SARs + Full-Value Awards	Weighted Average Basic Number of Shares of Common Stock Outstanding	Burn Rate
		RSUs Granted	PSUs Vested(1)
2025	0	460,935	0	460,935	118,664,220	0.39%
2024	0	476,500	0	476,500	119,659,278	0.40%
2023	0	676,288	81,728	758,016	120,382,227	0.63%
(1)PSUs were granted and earned under the Prior Plan in each of the last three fiscal years as follows:

PSUs	Number of PSUs
Non-vested at December 31, 2022	917,746
Granted (at target)	270,921
Vested	(81,728)
Forfeited	(51,960)
Non-vested at December 31, 2023	1,054,979
Granted (at target)	142,282
Vested	—
Forfeited	(254,638)
Non-vested at December 31, 2024	942,623
Granted (at target)	151,139
Vested	—
Forfeited	(127,143)
Non-vested at December 31, 2025	966,619(a)
(a)242,692 PSUs granted in fiscal 2023 vested on January 14, 2026.
The Board believes that we have used equity in a reasonable manner, with a three-year average burn rate of approximately 0.47% of our shares of common stock outstanding.

Total Potential Dilution
In determining the number of shares of common stock to reserve for issuance under the Plan, we considered the cumulative dilutive impact of our equity compensation plans in terms of “fully-diluted overhang,” which is calculated by dividing (A) the sum of (i) the number of shares of common stock subject to equity-based awards that are outstanding but not yet exercised or settled and (ii) the number of shares of common stock available for issuance under the Prior Plan and the OneMain Holdings, Inc. Employee Stock Purchase Plan (“ESPP”), by (B) the sum of  (x) the total number of shares of common stock outstanding as of April 1, 2026, (y) the number of shares of common stock subject to equity-based awards that are outstanding but not yet exercised or settled, and (z) the number of shares of common stock available for issuance under the Prior Plan and the ESPP.
Our approximate “fully-diluted overhang” as of April 1, 2026 was 10.4%. As noted above, the Prior Plan will expire by its terms before the Annual Meeting. If the Plan is approved, our fully-diluted overhang will decrease to 9.5%, as demonstrated in the following table. Except as noted below, all of the data in the table is as of April 1, 2026:

	Before the Expiration of the Prior Plan and Approval of the Plan	After Expiration of the Prior Plan and Assuming Approval of the Plan(1)
Number of outstanding full-value awards under the Prior Plan (i.e., RSUs and PSUs)(2)	1,580,233	1,580,233
Number of shares available for future issuance under the Prior Plan(3)	11,153,131	—
Number of shares available for future issuance under the Plan(4)	—	9,850,000
Number of shares available for future issuance under the ESPP	666,264	666,264
Shares outstanding	115,617,828	115,617,828
Fully-Diluted Overhang	10.4%	9.5%
(1)This column reflects April 1, 2026 data, assuming the Plan was effective as of that date.
(2)No stock options, SARs or shares of restricted stock were outstanding as of April 1, 2026. PSUs are counted assuming achievement of target performance levels.
(3)Reflects shares of common stock remaining available for future issuance under the Prior Plan (counting PSU awards at target performance). As noted above, the Prior Plan will expire by its terms on May 25, 2026.
(4)As noted above, the number of shares available for issuance under the Plan will be reduced by one share of common stock for every share of common stock subject to an award (for any performance-based award, assuming achievement of target performance levels) granted under the Prior Plan on or after April 1, 2026 and prior to the expiration of the Prior Plan on May 25, 2026.
Expected Share Pool Duration
Based on our historic and projected future use of equity-based compensation, we estimate that the shares of common stock requested under the Plan will be sufficient to provide awards for at least 10 years. However, the actual duration of the share reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the extent to which the Company provides for settlement of outstanding awards in shares of common stock, and how the Company chooses to balance total compensation between cash and equity-based awards.
While the Company intends to issue awards under the Plan in the future to eligible recipients as a recruiting and retention tool, specific parameters have not been established under the Plan regarding future grants to eligible recipients. The Board or the Compensation Committee will determine the specific criteria surrounding awards under the Plan. See below under “Summary of 2026 Omnibus Incentive Plan” for a summary of the material features of the Plan.

Board Recommendation
Our Board is asking our stockholders to approve the OneMain Holdings, Inc. 2026 Omnibus Incentive Plan.

The Board recommends a vote “FOR” the adoption of the Plan.
Plan Highlights and Certain Important Provisions
The Plan reflects a number of investor‑aligned governance features intended to protect stockholder interests and promote responsible equity usage.
These features include the lack of an evergreen provision, limits on the number of shares available for issuance, a prohibition on repricing stock options or SARs without stockholder approval, annual limits on non‑employee director compensation, and robust clawback provisions that allow for recovery of compensation in appropriate circumstances.
The following highlights summarize these and other important features of the Plan:
•Eligible Participants: officers, employees, non-employee directors, independent contractors and consultants of OneMain Holdings, Inc. and its affiliates are eligible to participate.
•Awards Available: The Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), SARs, restricted stock, RSUs, PSUs, stock bonuses, other stock‑based awards and cash awards.
•Shares Authorized: The maximum number of shares of common stock authorized for issuance under the Plan is 9,850,000 shares, less one share of common stock for every share of common stock subject to an award (for any performance-based award, assuming achievement of target performance levels) granted under the Prior Plan on or after April 1, 2026 and prior to the expiration of the Prior Plan on May 25, 2026, subject to the equitable adjustment and share counting rules in accordance with the Plan’s terms as described in further detail below.
•No “Evergreen” Provision: The Plan does not provide for automatic annual increases in the share reserve.
•Prohibition on Liberal Share Recycling of Stock Options and SARs: Shares of common stock withheld to pay the exercise price or taxes for options/SARs are not added back to the share reserve under the Plan, and shares of common stock repurchased by the Company with the proceeds of stock option exercises will not be available for subsequent awards under the Plan.
•No Repricing Without Stockholder Approval: The Plan prohibits the repricing or cash buyouts of stock options or SARs without prior stockholder approval.
•“Double-Trigger” Change-in-Control Protection: The Plan provides a double-trigger change-in-control protection, under which outstanding awards fully vest if a change in control occurs and either (i) the awards are not assumed or substituted in connection with the transaction or (ii) the awards are assumed or substituted and the participant is terminated without cause within 12 months following the transaction. The Plan does not provide for “single-trigger” vesting solely upon a change in control where the award is assumed or substituted.
•Clawback Policy: All awards are subject to the OneMain Holdings, Inc. Compensation Clawback Policy and any recovery required by applicable law or stock exchange rules.
•No Excise Tax Gross-Ups: The Plan does not provide for any tax gross-ups.
•Annual Director Compensation Limit: Non‑employee director compensation is capped at $800,000 per calendar year, including both equity awards and cash fees, subject to limited exceptions.
•Plan Term: No awards may be granted under the Plan after the 10th anniversary of the Effective Date, although awards granted prior to that date may continue in accordance with their terms.

•Administration: The Plan will be administered by the Board or a committee of the Board, providing oversight and discretion within clearly defined limits.
Summary of the 2026 Omnibus Incentive Plan
The following sections summarize the principal features of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix B to this proxy statement. Stockholders are encouraged to read the Plan in its entirety.
Purposes of the Plan
The Plan is designed to support the Company’s long‑term strategy by aligning compensation outcomes with sustained performance and long‑term stockholder value creation. The Plan is intended to allow the Company to utilize equity incentive awards to recruit, retain and incentivize employees, directors and other service providers whose contributions are essential to the growth and success of the business of the Company. The Board strongly believes that the responsible use of equity incentives is necessary to strengthen commitment and motivate employees to perform their responsibilities, which will result in long-term growth and profitability of the Company. The Plan provides a flexible framework to deliver incentives that are tailored to different roles and responsibilities across the organization, while reinforcing a disciplined pay‑for‑performance philosophy.
Administration
The Plan will be administered by the Board or, if and to the extent the Board does not administer the Plan, the Compensation Committee (the “Administrator”). Subject to the terms of the Plan and applicable law, the Administrator has broad discretionary authority to administer and interpret the Plan and to determine the terms and conditions of awards granted under the Plan, and may:
•adopt such rules, regulations, guidelines, agreements, practices and instruments for the administration of the Plan as it deems necessary or advisable;
•select individuals eligible to receive awards under the Plan;
•determine the number of awards to be granted and the number of shares of common stock or the amount of cash to which an award will relate;
•determine the timing, terms and conditions of any award, including the exercise price, grant price or purchase price, vesting schedules, restrictions and performance conditions applicable to the award;
•establish and evaluate performance conditions applicable to awards and determine the extent to which such conditions have been achieved;
•amend or modify outstanding awards, including accelerating or waiving vesting or performance conditions, subject to the terms of the Plan and applicable law;
•implement policies or provisions as it deems appropriate or as may be required by applicable law or stock exchange listing standards, including clawback or recoupment provisions; and
•make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
The Administrator’s interpretations of the Plan, awards and related agreements are final, conclusive and binding on all interested parties.
The Administrator may delegate its authority, in whole or in part, to one or more officers of the Company to the extent permitted by the Plan and applicable law, except with respect to awards granted to individuals subject to reporting under Section 16 of the Exchange Act.

Eligibility
Officers, employees, non‑employee directors, independent contractors and consultants of the Company and its affiliates are eligible to receive awards under the Plan (the “Eligible Recipients”). Participants under the Plan are selected from time to time by the Administrator, in its sole discretion, from among those individuals who qualify as Eligible Recipients. As awards are established at the discretion of the Administrator, subject to the limitations and delegations described above, the number of shares of common stock that may be granted to any participant under the Plan cannot be determined at this time. As of December 31, 2025, there were approximately (i) three executive officers, and 9,243 employees (including other officers), (ii) seven non-employee directors, and (iii) 718 independent contractors and consultants eligible for awards under the Plan.
Shares of Common Stock Subject to the Plan
The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 9,850,000 shares of common stock, less one share of common stock for every share of common stock subject to an award (for any performance-based award, assuming achievement of target performance levels) granted under the Prior Plan on or after April 1, 2026 and prior to the expiration of the Prior Plan on May 25, 2026, subject to equitable adjustment in the event of certain corporate transactions as provided in the Plan and the share counting rules, as described in further detail below.
Share Counting Rules
Any share of common stock subject to an award that is not delivered because the award expires, is forfeited, is canceled or is otherwise settled without the issuance of shares will generally be available again for issuance under the Plan. Any SAR settled in shares will be counted against the Plan’s share reserve based on the full number of shares underlying the SAR, rather than the net number of shares delivered. Shares of common stock tendered by participants or withheld by the Company in full or partial payment of the exercise price of a stock option or SAR, shares withheld or otherwise remitted to satisfy tax withholding obligations in connection with the exercise of stock options or SARs, and shares repurchased by the Company with the proceeds of stock option exercises will not be available for subsequent awards under the Plan. However, shares of common stock withheld or otherwise remitted to satisfy tax withholding obligations with respect to awards other than stock options or SARs, such as RSUs and PSUs, will again be available for issuance under the Plan.
Any shares of common stock subject to an outstanding award under the Prior Plan that are not delivered because the award expires, is forfeited, is canceled or is otherwise settled without the issuance of shares of common stock after the Effective Date will become available for issuance under the Plan (for this purpose, any expired, forfeited, canceled or non-share settled performance-based awards will be counted as if they had been outstanding under the Prior Plan at target performance levels). Shares of common stock subject to an outstanding award under the Prior Plan that are tendered by a participant or withheld by the Company in full or partial payment of the exercise price of a stock option or SAR after the Effective Date, as well as any shares of common stock tendered by a participant or withheld by the Company to satisfy the tax withholding obligations related to the exercise of any option or SAR under the Prior Plan after the Effective Date, will not be available for subsequent awards under the Plan. However, any shares of common stock tendered by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award other than an option or SARs (such as RSUs and PSUs) under the Prior Plan after the Effective Date will become available for issuance under the Plan.
In addition, (i) to the extent an award under the Plan (or, after the Effective Date, an award previously granted under the Prior Plan) is denominated in shares of common stock, but paid or settled in cash, the number of shares with respect to which such payment or settlement is made will again be (or newly be, with respect to Prior Plan awards) available for grants of awards pursuant to the Plan, (ii) shares underlying awards that can only be settled in cash, and any substitute awards (subject to the rules of the stock exchange on which the shares are traded and applicable law), will not be counted against the aggregate number of shares available for awards under the Plan, and (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise price of an option (or, after the Effective Date, an option previously granted under the Prior Plan) will not be available for subsequent awards under the Plan.

Types of Awards
The Plan provides for the following types of awards, which may be granted singly, in combination or in tandem as determined by the Administrator:
•stock options;
•stock appreciation rights (SARs);
•restricted stock;
•restricted stock units (RSUs and PSUs);
•other stock-based awards; and
•cash incentive awards or other cash-based incentives that the Administrator determines are consistent with the purposes of the Plan and the interests of the Company.
Stock Options
Stock options granted under the Plan may be designated as incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”), as determined by the Administrator at the time of grant and specified in the applicable award agreement. Any stock option that is not designated as an ISO, or that fails to qualify as an ISO, will be treated as a nonqualified stock option. Consistent with applicable tax rules, ISOs may be granted only to employees, and stock options granted to non‑employee directors and other non‑employees will be nonqualified stock options.
The exercise price per share of common stock subject to a stock option will be determined by the Administrator but may not be less than 100% of the fair market value of a share of common stock on the date of grant, except with respect to substitute awards as permitted under the Plan or as provided in the applicable award agreement. In the case of an ISO granted to an employee who owns more than 10% of the total combined voting power of the Company’s outstanding stock, the exercise price will be at least 110% of the fair market value of a share of common stock on the date of grant. The exercise price must be paid in full at the time of exercise.
The Administrator will determine the term and exercisability of each stock option, but no stock option may be exercised more than ten years after its date of grant (or five years in the case of certain ISOs). Except as otherwise provided in an award agreement, participants will not have dividend or dividend‑equivalent rights with respect to stock options.
As of April 1, 2026, the closing price of a share of common stock, par value $0.01 per share, on the NYSE was $54.02.
Stock Appreciation Rights (SARs)
The Plan permits the grant of SARs, which may be granted either alone or in connection with stock options, as determined by the Administrator. Upon exercise, a SAR entitles the participant to receive, without payment to the Company, the excess of the fair market value of a share of common stock on the exercise date over the applicable exercise price, multiplied by the number of shares subject to the SARs being exercised.
The exercise price of a SAR will be determined by the Administrator but may not be less than the fair market value of a share of common stock on the date of grant, except with respect to substitute awards as permitted under the Plan or as provided in the applicable award agreement. The Administrator determines the number of shares subject to each SAR, the vesting conditions and the method of settlement, which may be in cash, shares of common stock or a combination of both. No SARs may be exercised more than ten years after its date of grant. Participants do not have dividend or dividend‑equivalent rights with respect to SARs.
Restricted Stock
Restricted stock awards may be granted in such amounts and subject to such terms and conditions as determined by the Administrator and specified in the applicable award agreement. Such restrictions may be based on continued service, the achievement of performance conditions or the occurrence of other events.

Unless otherwise provided in an award agreement, a participant generally will have the rights of a stockholder with respect to restricted stock, including the right to receive dividends or dividend equivalents, until the applicable restrictions have lapsed.
Restricted Stock Units (RSUs)
The Plan permits the grant of RSUs (including PSUs), each of which represents the right to receive the value of one share of common stock or an equivalent amount of cash, as determined by the Administrator. RSUs may be subject to time‑based vesting conditions, performance conditions (PSUs) or other terms specified in the applicable award agreement.
Settlement of RSUs may be made in shares of common stock, cash or a combination of both, as determined by the Administrator. Participants do not have stockholder rights, including dividend or dividend‑equivalent rights, with respect to RSUs unless and until shares of common stock are issued upon settlement, except to the extent otherwise provided in an award agreement.
Other Stock-Based Awards
The Administrator has the authority to grant other stock‑based awards to eligible participants that are denominated in, valued or otherwise based on shares of common stock, including dividend equivalents, as deemed by the Administrator to be consistent with the purposes of the Plan. Unless otherwise provided in an applicable award agreement, any dividend or dividend equivalent awarded with respect to such awards will be subject to the same restrictions, conditions and risks of forfeiture as the underlying award.
Share Bonuses
The Plan permits the Administrator to grant Stock Bonuses, which are bonuses payable in fully vested shares of common stock. Stock Bonuses will be delivered to the participant as soon as practicable after the date on which each becomes payable. Stock Bonuses will be evidenced by a book entry record or certificate issued in the name of the participant, as determined by the Administrator.
Cash Awards
The Plan permits the Administrator to grant Cash Awards, which are awards payable solely in cash. Cash Awards are subject to the terms, conditions, restrictions and limitations as determined by the Administrator. The Administrator may also make value and payment of a Cash Award contingent upon performance criteria.
Substitute Awards
Substitute awards may be granted under the Plan, which includes shares of common stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company or any subsidiary or affiliate thereof combines. Substitute awards will not be counted against the total number of shares available for grants under the Plan (subject to NYSE rules and applicable law).
Change in Control
Unless otherwise determined by the Administrator or provided in an applicable award agreement, if a change in control occurs and either (i) an outstanding award is not assumed or substituted in connection with the transaction or (ii) an outstanding award is assumed or substituted and the participant’s employment or service is involuntarily terminated by the Company, its successor or an affiliate without Cause (as defined in the Plan) on or after the effective date of the change in control but prior to twelve months following the change in control, then any unvested or unexercisable portion of the award will become fully vested or exercisable and any restrictions, deferral limitations, payment conditions or forfeiture conditions applicable to the award will lapse.
In the case of awards subject to performance conditions, such performance conditions will be deemed achieved at the greater of target and actual performance levels measured as of the date of the change in control (or as close to such date as is administratively practicable, as determined by the Administrator).

For purposes of the Plan, a “change in control” means, in summary, any of the following events: (i) a person or group of persons directly or indirectly becomes the beneficial owner of more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary with any other corporation or other entity, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent more than 50% of the combined voting power of the Company or the applicable surviving entity or parent in substantially the same proportions as before the change in control and at least a majority of the board were incumbent directors at the time of the approval of the merger agreement; (iii) the consummation of a sale of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or (iv) during any twenty-four (24) month period, individuals who as of the beginning of such period, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board, subject to certain exceptions.
Equitable Adjustment Provisions
In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares, cash or other property), share split, reverse share split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of common stock, an equitable substitution or proportionate adjustment will be made, in the manner determined by the Administrator in its sole discretion, in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the Plan, (iii) the kind, number and purchase price of shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, stock bonuses and other stock-based awards granted under the Plan or (iv) the performance conditions and periods applicable to awards granted under the Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator.
In addition, the Administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares, cash or other property covered by such award, the Administrator may cancel the award without the payment of any consideration to the participant.
Other Terms and Conditions
Transferability. Awards granted under the Plan generally may not be sold, assigned, pledged, transferred or otherwise encumbered prior to vesting or exercisability, except with the prior written consent of the Administrator. Any attempted transfer of an award in violation of the Plan or an applicable award agreement will be null and void and will not be recognized by the Company. Unless otherwise determined by the Administrator, stock options and SARs may be exercised during a participant’s lifetime only by the participant or, in the event of a legal disability, by the participant’s guardian or legal representative.
Plan Unfunded. The Plan will be unfunded. The payment of awards to the participants will be subordinate to the claims of the Company’s general creditors.
Clawbacks. All awards granted under the Plan are subject to recovery or forfeiture to the extent required by applicable law, government regulation or stock exchange listing standards, or pursuant to any clawback or recoupment policy adopted by the Company in connection with such requirements. In addition, all awards granted under the Plan are subject to the OneMain Holdings, Inc. Compensation Clawback Policy, as it may be amended or replaced from time to time, or any successor policy.
Plan Term. The Plan will terminate on the 10th anniversary of the Effective Date, although awards granted before that time will remain outstanding in accordance with their terms.
New Plan Benefits
Future benefits under the Plan cannot be determined at this time because the grants are at the discretion of the Administrator and because their value may be dependent upon the satisfaction of vesting conditions and the future price of our common stock. The Plan does not provide for fixed or determinable benefits. All awards under the Plan are granted at the discretion of the Administrator, and no awards have been granted or promised under the Plan as of the date of the proxy statement. However, if adopted by our stockholders, we do not expect our equity grant practices to differ in any material respect from our practices under the Prior Plan.
For information regarding securities authorized under the Prior Plan and the ESPP, please refer to “Equity Compensation Plan Information” on page 76. For information regarding equity compensation grants for our non-employee directors, including amounts that were granted in 2026 and that are expected to be continued, please refer to “Director Compensation” on page 26.
Amendments, Termination and Requisite Stockholder Approval
The Administrator may at any time amend, alter or terminate the Plan. Unless the Board of Directors determines otherwise, no amendment of the Plan will be made without stockholder approval if the stockholder approval of the amendment is at the time required by applicable law or by the rules of the New York Stock Exchange or any stock exchange on which common stock may be listed.
The Administrator may also amend the terms of any outstanding award, on a prospective or retroactive basis, subject to the terms of the Plan and applicable law. By accepting an award under the Plan, participants agree to any amendment made to conform the award to applicable legal or regulatory requirements, including Section 409A of the Internal Revenue Code.
SEC Registration
If stockholders approve the Plan, we intend to file a Registration Statement on Form S-8 under the Securities Act of 1933 to register the offer and sale of shares of common stock that are issuable under the Plan.
Material United States Federal Income Tax Consequences
The following is a summary of the material United States federal income tax consequences of awards granted to individual service providers under the Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
RSUs and PSUs. In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in shares of common stock or cash, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Options. An optionee generally will not recognize taxable income upon the grant of a nonqualified option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of common stock over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares of common stock received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the shares of common stock at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of common stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares of common stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.
Stock Appreciation Rights (SARs). A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Other Awards. With respect to other awards granted under the Plan, including stock bonuses, other stock-based awards and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Audit Committee Matters
Proposal 5 – Ratification of Appointment of Independent Auditors
The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2026. The Board is asking stockholders to ratify the appointment. Although SEC regulations and NYSE listing standards require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important corporate governance matter for stockholders to provide input to the Audit Committee and the Board. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the vote to constitute a recommendation to consider the appointment of another independent registered public accounting firm for future fiscal years. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting by phone and will be given an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate stockholder questions regarding the Company’s financial statements.

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Audit Committee Policies and Procedures
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our independent registered public accounting firm are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the committee, and any such approvals are reviewed and ratified by the committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the committee the authority to pre-approve permissible non-audit services.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PricewaterhouseCoopers LLP has been our independent auditor since 2002. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company.

Independent Registered Public Accounting Firm Fees and Services
For the years ended December 31, 2025 and 2024, professional services were performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm, pursuant to the oversight of our Audit Committee. Set forth below are the fees billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2025 and 2024. All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.

	2025	2024
Audit Fees	$13,058,000	$13,273,000
Audit-Related Fees	$1,755,000	$1,231,000
Tax Fees	$290,000	$595,000
All Other Fees	$—	$7,000
Total Fees	$15,103,000	$15,106,000
Audit Fees. Audit fees primarily related to the annual audits of the combined consolidated financial statements of the Company and OMFC included in our Annual Report on Form 10-K for the year ended December 31, 2025, the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the combined condensed consolidated financial statements of the Company and OMFC included in our Quarterly Reports on Form 10-Q, and statutory audits of our insurance subsidiaries in 2024 and 2025.
Audit-Related Fees. Audit related fees primarily related to comfort letters issued to underwriters for debt securities offerings, implementation of accounting standards updates and certain other agreed-upon procedures in 2024 and 2025.
Tax Fees. Tax fees related to the computation of certain tax credits and tax planning initiatives in 2024 and 2025.
All Other Fees. All other fees related to services for our insurance subsidiaries in 2024 and 2025.

Audit Committee Report

The Audit Committee is a standing committee of the Board that comprises solely non-employee directors who have been affirmatively determined to be “independent” within the meaning of the NYSE Listing Standards and Section 10A of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available under the Governance tab on our investor relations website at http://investor.onemainfinancial.com and is also available to stockholders upon request, addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708.

The Company’s management is responsible for the preparation of the Company’s consolidated financial statements and the Company’s overall financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent registered public accounting firm, including the approval of audit fees and any permissible non-audit services provided by and fees paid to the independent registered public accounting firm. See “Board of Directors — Board Structure — Committees of the Board — Audit Committee” above for additional information regarding the role and responsibilities of the Audit Committee.

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2025, the Audit Committee:

•Reviewed and discussed the Company’s audited consolidated financial statements with management;
•Discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC governing communications between auditors and audit committees, including the scope of the audit, the Company’s critical accounting policies and estimates, new accounting guidance, and the critical audit matter addressed during the audit; and
•Received the written disclosures and the letters from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Audit Committee of the Board of Directors Roy A. Guthrie Philip L. Bronner Christopher A. Halmy Richard A. Smith

Information about Stock Ownership
Persons Owning More than 5% of OneMain Stock
The following table shows as of March 31, 2026, the most recent practicable date, according to publicly available information, the beneficial ownership of shares of Company common stock by each stockholder known to the Company to beneficially own more than 5% of Company common stock. As of March 31, 2026, there were 115,627,261 shares of the Company’s common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital International Investors(1) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	10,026,680	8.67%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	7,974,980	6.90%
Brave Warrior Advisors, LLC(3) 12 East 49th Street New York, NY 10017	7,870,085	6.81%
FMR LLC(4) 245 Summer Street Boston, MA 02210	7,002,038	6.10%
(1)All information about Capital International Investors (“CII”) is based on Amendment No. 2 to its Schedule 13G filed with the SEC on November 13, 2024. CII reported that it is the beneficial owner of 10,026,680 shares of Company common stock. CII also reported that it has sole voting power over 10,026,295 shares of common stock and sole dispositive power over 10,026,680 shares of common stock. CII also disclosed that it is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.”
(2)All information about BlackRock, Inc. (“BlackRock”) is based on Amendment No. 2 to its Schedule 13G filed with the SEC on April 17, 2025. BlackRock reported that it is the beneficial owner of 7,974,980 shares of Company common stock. BlackRock also reported that it has sole voting power with respect to 7,658,019 shares of common stock and sole dispositive power of 7,974,980 shares of common stock.
(3)All information about Brave Warrior Advisors, LLC (“Brave Warrior”) is based on Amendment No.1 to its Schedule 13G filed with the SEC on August 14, 2025. Brave Warrior reported that it is the beneficial owner of 7,870,085 shares of Company common stock. Brave Warrior also reported that it has sole voting power over 7,870,085 shares of common stock and sole dispositive power over 7,870,085 shares of common stock.
(4)All information about FMR LLC (“FMR”) is based on Amendment No. 13 to its Schedule 13G filed with the SEC on November 5, 2025. FMR reported that it is the beneficial owner of 7,002,038.77 shares of Company common stock. FMR also reported that it has sole voting power over 6,988,185 shares of common stock and sole dispositive power over 7,002,038.77 shares of common stock. FMR also disclosed the following: Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

OneMain Stock Beneficially Owned by Officers and Directors
The following table shows as of March 31, 2026, the most recent practicable date, according to publicly available information, the beneficial ownership of shares of Company common stock by: (i) each present director, including the nominees for reelection at the Annual Meeting; (ii) the Company’s NEOs; and (iii) all directors and executive officers of the Company, as a group. As of March 31, 2026, there were 115,627,261 shares of the Company’s common stock issued and outstanding. Beneficial ownership means that the individual has or shares voting power or dispositive power with respect to the shares of Company common stock or the individual has the right to acquire the shares within 60 days following March 31, 2026. Unless otherwise stated, the address for each beneficial owner is c/o Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. None of the directors or executive officers listed below owns 1% or more of the Company’s common stock, individually or in the aggregate.

Name	Common Stock	Right to Acquire(1)	Total
Douglas H. Shulman	115,727	—	115,727
Micah R. Conrad	69,191	—	69,191
Jeannette E. Osterhout	45,819	—	45,819
Philip L. Bronner	13,702	—	13,702
Phyllis R. Caldwell	2,436	11,171	13,607
Toos N. Daruvala	—	4,003	4,003
Roy A. Guthrie(2)	13,797	32,115	45,912
Christopher A. Halmy	—	1,567	1,567
Andrew D. Macdonald	—	2,218	2,218
Richard A. Smith	11,517	16,052	27,569
Directors and executive officers as a group (10 persons)	272,189	67,126	339,315

(1)In addition to the amounts reported in this column, certain directors hold deferred RSUs reflected in the table below, which are not distributable within 60 days following completion of Board service and which have been acquired through the elective deferral of compensation paid to non-employee directors. Directors’ deferred RSUs shown below are not included in the table above solely because the directors have elected to defer payout of these units more than 60 days following the date of their completion of Board service.

Name	Deferred RSU Grant
Phyllis R. Caldwell	1,396
Toos N. Daruvala	2,233
(2)Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns 13,797 shares of common stock. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP except to the extent of his direct pecuniary interest therein.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and certain officers to file reports of transactions in our common stock and related securities with the SEC. Based on our records and other information, we believe that, except as noted below, in 2025 all of our directors and covered officers met all applicable Section 16(a) filing requirements. On November 13, 2025, Micah R. Conrad, our Chief Operating Officer, filed a Form 4 to report the sale of 5,000 shares of common stock on November 7, 2025. The reporting of this transaction was delayed by one day due to an administrative oversight.

Equity Compensation Plan Information
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	2,205,753	—	12,154,373
Equity compensation plans not approved by security holders	—	—	—
Total	2,205,753	—	12,154,373
(1)Represents shares of Company common stock reserved for issuance pursuant to RSUs and PSUs (assuming maximum achievement of the applicable performance metrics) that were outstanding as of December 31, 2025.
(2)Represents (i) 11,468,796 shares of Company common stock that were available for future issuance under our Amended 2013 Omnibus Incentive Plan as of December 31, 2025, excluding shares identified in column (a) that are reserved for issuance pursuant to RSUs and PSUs that were outstanding as of December 31, 2025, and (ii) 685,577 shares of Company common stock that were available for future issuance under our Employee Stock Purchase Plan.

Additional Information
Questions and Answers on the Annual Meeting and Voting
Q:What is this document?
A:This document is called a proxy statement and includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the SEC and NYSE. This proxy statement is used by the Company’s Board of Directors to solicit proxies to be voted at the Annual Meeting. Proxies are solicited to give all stockholders an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.
Q:Who pays the cost of soliciting proxies?
A:We are making this solicitation and will pay all costs of soliciting proxies. We have retained Laurel Hill Advisory Group as a proxy solicitor to assist us in soliciting proxies for the Annual Meeting. We will pay them a fee of  $11,000, plus reimbursable expenses and customary charges. The solicitation of proxies or votes may be made by mail, in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Q:How is the Company distributing proxy materials?
A:We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about April 29, 2026, we will mail a Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting. By doing so, we save costs and reduce our impact on the environment. The Notice tells you how to:
•view our proxy materials for the Annual Meeting, including this proxy statement and the 2025 Annual Report, on the Internet and vote; and
•instruct us to send proxy materials to you by mail or email.
You may also request delivery of an individual copy of the proxy statement and 2025 Annual Report by contacting us by mail at OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708 or by calling our investor relations department at (212) 359-2432.
Q:What happens if multiple stockholders share the same address?
A:If you and others who share your mailing address own Company common stock through bank or brokerage accounts, you may have received a notice that your household will receive only one copy of the proxy statement and 2025 Annual Report or Notice of Internet Availability. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.
Q:When and where will the Annual Meeting be held?
A:The meeting will be held on June 16, 2026, at our corporate offices located at 601 NW Second Street, Evansville, Indiana 47708, beginning at 1:00 p.m. Central Time. Stockholders may obtain directions to the location of the meeting by contacting our Corporate Secretary, Attn: Legal Department, at 601 NW Second Street, Evansville, Indiana 47708, or by telephone at (812) 468-5455.
Q:How do I attend the Annual Meeting?
A:Admission to the Annual Meeting is limited to Company stockholders or their proxy holders. In order to be admitted to the Annual Meeting, each stockholder will be asked to present proof of stock ownership and a valid government-issued photo identification, such as a driver’s license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee, i.e., in “street name,” an account statement or letter from the nominee indicating that you beneficially owned shares of Company common stock at the close of business on April 20, 2026, which is the record date for the Annual Meeting.
Q:What is the structure of our Board of Directors?
A:Our Board consists of eight members divided into three classes. Each class serves a three-year term. Two Class I directors are up for reelection at the Annual Meeting.
Q:What matters will stockholders vote on at the meeting?
A:You will be voting on the following:
1.To elect two Class I director nominees, Phyllis R. Caldwell and Roy A. Guthrie, to serve until the 2029 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
2.The Say on Pay Proposal
3.The Say on Pay Frequency Proposal
4.To approve the OneMain Holdings, Inc. 2026 Omnibus Incentive Plan
5.To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2026.
6.Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.
Q:What are the Board’s voting recommendations?
A:The Board unanimously recommends that you vote “FOR” each of the Class I director nominees named in Proposal 1, the Director Election Proposal, “FOR” Proposal 2, the Say on Pay Proposal, “1 YEAR” for Proposal 3, the Say on Pay Frequency Proposal, “FOR” Proposal 4, the Incentive Plan Proposal, and “FOR” Proposal 5, the Auditor Ratification Proposal.
Q:Who may vote at the meeting?
A:All stockholders who owned shares of Company common stock at the close of business on the record date of April 20, 2026 may attend and vote at the meeting.
Q:How do I vote and what are the voting deadlines?
A:You can vote either in person at the meeting or by proxy whether you attend the meeting or not. You can vote by telephone or Internet by following the instructions on the proxy card. If you are a registered holder of shares of Company common stock, you can also vote by mail by completing, signing, dating, and returning your proxy card. If you hold your shares of our common stock beneficially in street name, you may submit proxies by following the voting instructions provided by your broker, bank, or other nominee. See “What If I Am A ‘Beneficial Owner?’” below for more information. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on June 15, 2026.
Q:What if I am a “Beneficial Owner?”
A:If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank, or other nominee), you will receive voting instructions (including, if your broker, bank, or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:How do I change my voting instructions before the meeting?
A:You may revoke your proxy at any time before it is voted at the Annual Meeting by:
•delivering a written notice of revocation to our Corporate Secretary, Attn: Legal Department, at 601 NW Second Street, Evansville, Indiana 47708;
•submitting another signed proxy card with a later date;
•submitting another proxy by telephone or over the Internet at a later date; or
•attending the Annual Meeting and voting in person.
If your shares are held in “street name,” please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.
Q:Is my vote confidential?
A:We keep all proxies, ballots, and voting tabulations confidential as a matter of practice. We permit only our inspector of election to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board to review your comments.
Q:How many votes do I have?
A:You will have one vote for each share of Company common stock that you owned at the close of business on April 20, 2026, which is the record date for the meeting.
Q:How many shares of stock are eligible to vote at the Annual Meeting?
A:At the close of business on April 20, 2026, there were a total of 115,533,440 shares of Company common stock issued and outstanding and eligible to vote at the Annual Meeting.
Q:How many shares must be present to hold the Annual Meeting?
A:The holders of a majority of the shares of Company common stock outstanding as of the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. In determining whether a quorum is present, shares represented by abstentions and broker non-votes will be deemed present at the Annual Meeting. Once a share is deemed present for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting.
Q:How many votes are required to elect directors and adopt other proposals?
A:Proposal 1 — Director Election Proposal: Directors are elected by a majority of votes cast at an uncontested meeting of stockholders at which a quorum is present.
Abstentions and broker non-votes, if any, will have no effect on the election of a director.
Proposal 2 —  Say on Pay Proposal: The advisory vote to approve our NEOs’ compensation requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal.
Abstentions will be counted as present for the purpose of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on this proposal.
Proposal 3  —  Say on Pay Frequency Proposal: The advisory vote with respect to the determination as to whether future advisory votes to approve NEO compensation will occur every one, two, or three years shall be decided by a plurality of the votes cast among the three alternatives. This means that the alternative receiving the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future advisory votes to approve NEO compensation.

Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
Proposal 4  —  Incentive Plan Proposal: The vote to approve the 2026 Omnibus Incentive Plan requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal.
Abstentions will be counted as present for the purpose of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on this proposal.
Proposal 5 —  Auditor Ratification Proposal: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal.
Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the same effect as a vote against this proposal. We do not expect there to be any broker non-votes with respect to this proposal.
Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on any such other business.
Q:How will voting on any other business be conducted?
A:We do not know of any other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.
Q:What is the effect of abstentions and broker “non-votes”?
A:Proxies marked “abstain” or proxies required to be treated as broker “non-votes” are considered present for purposes of determining whether there is a quorum at the Annual Meeting.
A broker non-vote occurs when you fail to provide your broker with voting instructions on a particular proposal that is non-routine. Brokers only have discretionary authority to vote your shares on proposals that are considered a “routine” matter.
The only routine matter scheduled to be voted upon at the Annual Meeting is the Auditor Ratification Proposal. The Director Election Proposal, the Say on Pay Proposal, the Say on Pay Frequency Proposal and the Incentive Plan Proposal are considered non-routine. Accordingly, if you hold your shares in “street name” through a broker or other nominee, it is critical that you instruct your broker or other nominee how to vote on the Director Election Proposal, the Say on Pay Proposal, the Say on Pay Frequency Proposal and the Incentive Plan Proposal, if you want your shares to count in the vote rather than be treated as a broker non-vote.
Abstentions and broker non-votes with respect to the Director Election Proposal or the Say on Pay Frequency Proposal will have no effect on the outcome of the Director Election Proposal or the Say on Pay Frequency Proposal. Abstentions will have the same effect as a vote against the Say on Pay Proposal, the Auditor Ratification Proposal and the Incentive Plan Proposal. Broker non-votes, if any, will not have any effect on the outcome of the Say on Pay Proposal or the Incentive Plan Proposal. No broker non-votes are expected in connection with the Auditor Ratification Proposal, which is considered a routine matter.
Q:Who will tabulate and count the votes?
A:Representatives or agents of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company’s inspector of election.

Q:Where can I find the voting results of the Annual Meeting?
A:We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.
Q:How do I submit a stockholder proposal for inclusion in the proxy materials in connection with the 2027 Annual Meeting?
A:Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 Annual Meeting of Stockholders must submit their proposals to our Corporate Secretary on or before December 30, 2026.
All stockholder proposals must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708.
Q:How do I submit a stockholder proposal for consideration at the 2027 Annual Meeting?
A:Apart from Exchange Act Rule 14a-8, certain procedures must be followed under our Bylaws for a stockholder to introduce an item of business at an annual meeting of stockholders.
If our Annual Meeting is held on June 16, 2026, as expected, any stockholder proposal for our 2027 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 16, 2027 or after March 18, 2027. An untimely proposal may not be brought before or considered at our 2027 Annual Meeting of Stockholders. Any stockholder proposal notice submitted must also be made in compliance with our Bylaws.
All notices must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
Q:How do I submit a director nomination for consideration at the 2027 Annual Meeting?
A:Certain procedures must be followed under our Bylaws for a stockholder to nominate persons for election as directors at an annual meeting of stockholders.
If our Annual Meeting is held on June 16, 2026, as expected, a notice of director nomination for our 2027 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 16, 2027 or after March 18, 2027. An untimely proposal may not be brought before or considered at our 2027 Annual Meeting of Stockholders. Any notice of a director nomination submitted must also be made in compliance with our Bylaws, which require, among other information, compliance with Rule 14a-19 under the Exchange Act. For more information regarding our procedures for director nominations as set forth in our Bylaws, please refer to “Corporate Governance — The Board of Directors — Selection of Director Nominees.”
All notices of director nominations must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any director nomination not made in compliance with the foregoing procedures.

Q:How do I contact the Board?
A:Our Board welcomes feedback. Any Company stockholder or other interested party who wishes to communicate with the Board or any of its members (including the Lead Independent Director) may do so by writing to the Board of Directors (or any one or more members):
c/o Corporate Secretary
Attn: Legal Department
OneMain Holdings, Inc.
601 NW Second Street
Evansville, Indiana 47708
Stockholders may also visit: https://investor.onemainfinancial.com/corporate-governance/contact-the-board/default.aspx.
Q:Where can I find additional information?
A:The Company files annual, quarterly, and current reports, proxy statements, amendments to these reports, and other information with the SEC. These reports can be accessed, free of charge, on the SEC’s website, www.sec.gov, or through our investor relations website, http://investor.onemainfinancial.com, under the heading “Financials.”
We will also provide, without charge to each stockholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and all amendments to those reports. Written requests for copies can be made by mail to: Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708 or by telephone at (812) 468-5455.

Appendix A – Non-GAAP Financial Measures and Key Performance Indicators
This proxy statement contains certain financial metrics that we use, among other factors, to assess performance under our executive compensation program. For our cash awards under our annual incentive program for 2025, these metrics include Capital Generation, C&I Operating Expenses and New Products/Channels. For PSU awards in 2025, these metrics include 2025 Capital Generation and 2026 and 2027 Capital Generation Growth. These metrics are calculated on a basis other than in accordance with United States generally accepted accounting principles (“GAAP”). The tables below present these non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. This proxy statement also includes reference to our 2025 Managed Receivables, which is also a key performance indicator. These metrics and their related components are calculated as described below.
•C&I Adjusted Pretax Income (non-GAAP) represents income before income taxes on a segment accounting basis which excludes net gain or loss resulting from repurchases and repayments of debt, restructuring charges, acquisition-related transaction and integration expenses, and other items and strategic activities.
•Capital Generation (non-GAAP) represents the after-tax effect of pretax capital generation, which is calculated as C&I adjusted pretax income, excluding the change in C&I allowance for finance receivable losses while still considering C&I Net Charge-Offs incurred.
•Capital Generation Return on Receivables (ROR) (non-GAAP) is equal to annualized Capital Generation divided by C&I average net receivables.
•C&I Operating Expenses (non-GAAP) are operating expenses that are directly correlated to the C&I segment, adjusted to exclude the impact of restructuring charges, acquisition-related transaction and integration expenses, and other items and strategic activities.
•Managed Receivables is the sum of C&I net finance receivables and finance receivables serviced for our whole loan sale partners.
Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. In the context of our executive compensation program, we believe these non-GAAP financial measures provide useful information to evaluate the performance of our business.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. Readers should consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

C&I Adjusted Pretax Income (Non-GAAP)

(unaudited, $ in millions)	FY25
Consumer & Insurance	$988
Other	(4)
Segment to GAAP Adjustment	17
Income Before Income Taxes – GAAP basis	$1,001
C&I Pretax Income — Segment Accounting Basis	$988
Net Loss on Repurchase and Repayments of Debt	65
Restructuring Charges	4
Acquisition-Related Transaction and Integration Expenses	1
Other(1)	2
C&I Adjusted Pretax Income (non-GAAP)	$1,060
Reconciling Items(2)	$(55)
(1)Includes strategic activities and other items.
(2)Reconciling items consist of Segment to GAAP Adjustment and the adjustments to C&I Pretax Income – Segment Accounting Basis.
Supplemental C&I Segment Metrics

(unaudited, $ in millions)	12/31/2025
Consumer & Insurance	$24,853
Segment to GAAP Adjustment	(20)
Net Finance Receivables – GAAP basis	$24,833
Consumer & Insurance	$2,868
Segment to GAAP Adjustment	(3)
Allowance for Finance Receivable Losses – GAAP basis	$2,865
Managed Receivables

(unaudited, $ in millions)	12/31/2025
C&I Net Finance Receivables	$24,853
Finance Receivables Serviced for our Whole Loan Sale Partners	1,458
Managed Receivables	$26,311

C&I Adjusted Net Income (Non-GAAP)

(unaudited, $ in millions, except per share statistics)	FY25
Interest Income	$5,432
Interest Expense	(1,270)
Provision for Finance Receivable Losses	(1,999)
Net Interest Income after Provision for Finance Receivable Losses	$2,163
Insurance	445
Investment	98
Gain on Sales of Finance Receivables	64
Other	175
Total Other Revenues	$782
Operating Expenses	(1,687)
Insurance Policy Benefits and Claims	(198)
Total Other Expenses	$(1,885)
C&I Adjusted Pretax Income (non-GAAP)	$1,060
Income Taxes(1)	(265)
C&I Adjusted Net Income (non-GAAP)	$795
C&I Adjusted Diluted EPS	$6.66
(1)Income taxes assume a 25% tax rate.
Capital Generation and Capital Generation ROR (Non-GAAP)

(unaudited, $ in millions)	FY23	FY24	FY25
C&I Adjusted Pretax Income (non-GAAP)	$874	$782	$1,060
Provision for Finance Receivable Losses	1,721	1,981	1,999
Net Charge-offs	(1,536)	(1,849)	(1,841)
Change in C&I Allowance for Finance Receivable Losses (non-GAAP)	$185	$132	$158
Pretax Capital Generation (non-GAAP)	$1,059	$914	$1,218
Capital Generation, net of tax(1) (non-GAAP)	$794	$685	$913
C&I Average Net Receivables	$20,528	$22,440	$24,028
Capital Generation ROR (non-GAAP)	3.9%	3.1%	3.8%
Three-Year Average Capital Generation ROR (non-GAAP)			3.6%
(1)Income taxes assume a 25% tax rate.

Appendix B –  OneMain Holdings, Inc. 2026 Omnibus Incentive Plan
ONEMAIN HOLDINGS, INC.
2026 OMNIBUS INCENTIVE PLAN
Section 1.Purpose of Plan.
The name of the Plan is the OneMain Holdings, Inc. 2026 Omnibus Incentive Plan. The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company or its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.
Section 2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(i)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, which shall administer the Plan in accordance with Section 3 hereof.
(ii)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(iii)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.
(iv)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company containing such terms and conditions as the Administrator shall determine in its sole discretion.
(v)“Base Price” has the meaning set forth in Section 8(ii) hereof.
(vi)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(vii)“Board” means the Board of Directors of the Company.
(viii)“Bylaws” means the amended and restated by-laws of the Company, as may be further amended and/or restated from time to time.
(ix)“Cash Award” means an Award granted pursuant to Section 12 hereof.
(x)“Cause” has the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause means (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment or service; (ii) the indictment of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment or service by the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by, or providing services, on a full-time basis at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies such failure no later than 10 days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).
(xi)“Certificate of Incorporation” means the restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.
(xii)“Change in Capitalization” means any (1) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.
(xiii)“Change in Control” means, for purposes of the Plan, the occurrence of any one of the following events:
(1)During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(2)Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (2) shall be deemed not to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (3); or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of Beneficial Ownership of more than 50% of Company Voting Securities by such person;
(3)The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the

Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A) and (B) above shall be deemed to be a “Non-Qualifying Transaction”); or
(4)The consummation of a sale of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, a Change in Control shall be deemed not to have occurred solely because any person acquires Beneficial Ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the Beneficial Owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such person, a Change in Control of the Company shall then occur. In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(xiv)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(xv)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.
(xvi)“Common Stock” means the common stock, par value $0.01 per share, of the Company.
(xvii)“Company” means OneMain Holdings, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(xviii)“Disability” means that the Participant, as determined by the Administrator in its sole discretion, is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(xix)“Effective Date” has the meaning set forth in Section 20 hereof.

(xx)“Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
(xxi)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(xxii)“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase the Shares issuable upon the exercise of such Option.
(xxiii)“Fair Market Value” of a Share or another Security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise determined by the Administrator, (i) if the Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no Share or other security, as applicable, was traded on such date, on the last preceding date for which there was a sale of such Share or other security on such exchange, or (ii) if the Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such Share or other security in such over-the-counter market for the last preceding date on which there was a sale of such Share or other security in such market.
(xxiv)“Free Standing Right” has the meaning set forth in Section 8(i) hereof.
(xxv)“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(xxvi)“Nonqualified Option” means an Option that is not designated as an ISO.
(xxvii)“Option” means an option to purchase Shares granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Option” and “ISO.”
(xxviii)“Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.
(xxix)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.
(xxx)“Performance Conditions” means performance-based conditions based on criteria selected by the Administrator in its sole discretion. The Administrator shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Administrator, in its sole discretion.
(xxxi)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(xxxii)“Plan” means this OneMain Holdings, Inc. 2026 Omnibus Incentive Plan, as may be amended and/or restated from time to time.
(xxxiii)“Prior Plan” means the OneMain Holdings, Inc. Amended 2013 Omnibus Incentive Plan.

(xxxiv)“Related Right” has the meaning set forth in Section 8(i) hereof.
(xxxv)“Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
(xxxvi)“Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.
(xxxvii)“Rule 16b-3” has the meaning set forth in Section 3(i) hereof.
(xxxviii)“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(xxxix)“Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
(xl)“Stock Bonus” means a bonus payable in fully vested Shares granted pursuant to Section 11 hereof.
(xli)“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(xlii)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company or any Subsidiary or Affiliate thereof combines.
(xliii)“Transfer” has the meaning set forth in Section 18 hereof.
Section 3.Administration.
(i)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(ii)Pursuant to the terms of the Plan, the Administrator, subject, in the case of the Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;
(2)to determine whether and to what extent Awards are to be granted hereunder to Participants;
(3)to determine the number of Shares to be covered by each Award granted hereunder;
(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Conditions and performance periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating or waiving the vesting schedule or other conditions of such Awards);
(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)to determine the Fair Market Value in accordance with the terms of the Plan;
(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;
(8)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)to prescribe, amend and rescind rules and regulations relating to sub-plans or addendums established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; and
(10)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(iii)Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.
(iv)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. The provisions and administration of each Award need not be the same with respect to each Participant. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Certificate of Incorporation and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(v)The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.
Section 4.Shares Reserved for Issuance; Certain Limitations; Director Compensation Limit.
(i)Subject to adjustment as provided in Section 5 hereof and the share counting provisions in Section 4(ii) hereof, the maximum number of Shares reserved for issuance under the Plan shall be 9,850,000

Shares, less one Share for every one Share subject to an Award granted under the Prior Plan after April 1, 2026 and prior to the Effective Date. The Prior Plan expires on May 25, 2026, and no additional awards may be granted under the Prior Plan after such date.
(ii)Shares issued under the Plan may, in whole or in part, be treasury shares, authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award (or, after the Effective Date, Shares subject to an award previously granted under the Prior Plan, with any performance-based awards counted as if they had been outstanding at target performance levels) are forfeited, cancelled, exchanged, settled in cash, or surrendered or if an Award (or, after the Effective Date, an award previously granted under the Prior Plan) otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award (or, after the Effective Date, an award previously granted under the Prior Plan) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be (or newly be, with respect to Prior Plan awards) available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan (or, after the Effective Date, any option or stock appreciation right previously granted under the Prior Plan), as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Option or Stock Appreciation Right under the Plan (or, after the Effective Date, any option or stock appreciation right previously granted under the Prior Plan), shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right (or, after the Effective Date, a stock appreciation right previously granted under the Prior Plan) is settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right (or, after the Effective Date, such stock appreciation right previously granted under the Prior Plan) shall not be available for subsequent Awards under the Plan. For the avoidance of doubt, any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award other than an Option or Stock Appreciation Right under the Plan (or, after the Effective Date, any award other than an option or stock appreciation right granted under the Prior Plan), shall again be (or newly be, with respect to Prior Plan awards) available for subsequent Awards under the Plan. In addition, (i) to the extent an Award (or, after the Effective Date, an award previously granted under the Prior Plan) is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be (or newly be, with respect to Prior Plan awards) available for grants of Awards pursuant to the Plan, (ii) Shares underlying Awards that can only be settled in cash, and any Substitute Awards (subject to the rules of the stock exchange on which the Shares are traded and applicable law), shall not be counted against the aggregate number of Shares available for Awards under the Plan and (iii) any Shares repurchased by the Company on the open market with the proceeds of the Exercise Price of an Option (or, after the Effective Date, an option previously granted under the Prior Plan) shall not be available for subsequent Awards under the Plan.
(iii)No Participant who is a non-employee director of the Company shall, in respect of service as a non-employee directors, be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes). The Administrator may make exceptions to increase such limit for an individual non-employee director in extraordinary circumstances, such as where a non-employee director serves as the non-executive chairman of the Board or lead independent director, or as a member of a special litigation or transactions committee of the Board, as the Administrator may determine in its sole discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.
Section 5.Equitable Adjustments.
(i)In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, in the manner determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan pursuant to Section 4(i) hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Conditions and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made in the manner determined by the Administrator, in its sole discretion.
(ii)Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. In addition, if the Administrator in its discretion determines to accelerate the vesting of Options and/or Stock Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.
(iii)The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7.Options.
(i)General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Option (and in the event the Award Agreement has no such designation, the Option shall be by default a Nonqualified Option). Notwithstanding the foregoing, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(ii)Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement or with respect to any Substitute Award, and subject to Section 7(vi) hereof, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant.
(iii)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(iv)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Conditions, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(v)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(vi)ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code). All of the Shares reserved for issuance under the Plan pursuant to Section 4(i) hereof (subject to adjustment as provided in Section 5 hereof) may be granted as ISOs.
(1)ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code), the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(2)$100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Options.
(3)Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(4)No Liability. Neither the Company nor the Administrator will be liable to a Participant, or to any other party, if an ISO fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.
(vii)Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 hereof.

(viii)Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(ix)Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.
Section 8.Stock Appreciation Rights.
(i)General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(ii)Base Price. Except as provided in the applicable Award Agreement or with respect to any Substitute Award, each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant (such amount, the “Base Price”).
(iii)Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 16 hereof.
(iv)Exercisability.
(1)Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.
(v)Consideration Upon Exercise.
(1)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a Share as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.
(2)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(vi)Termination of Employment or Service.
(1)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(2)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(vii)Term.
(1)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(viii)Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 9.Restricted Stock and Restricted Stock Units.
(i)General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Conditions (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Conditions and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The prospective recipient of Restricted Stock or Restricted Stock Units shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(ii)Restrictions and Conditions. Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code and in the discretion of the Administrator, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant. Notwithstanding the foregoing, any dividend or dividend equivalent awarded with respect to Restricted Stock or Restricted Stock Units shall, unless otherwise set forth in an applicable Award

Agreement, be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock or Restricted Stock Units.
(iii)Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
(iv)Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.Other Stock-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards under the Plan. Unless otherwise set forth in an applicable Award Agreement, any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of Shares to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.
Section 11.Stock Bonuses.
In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.
Section 12.Cash Awards.
The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Conditions.
Section 13.Change in Control Provisions.
Unless otherwise determined by the Administrator or set forth in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:
(i)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(ii)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target and actual performance levels measured as of the date of the Change in Control (or as close to such date as is administratively practicable, as determined by the Administrator).

For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted in a Change in Control if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).
Section 14.Amendment and Termination.
The Administrator may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, except as deemed necessary or advisable by the Administrator for the purpose of complying with any applicable law, government regulation or stock exchange listing requirement. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any outstanding Award, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent; provided that the Administrator may amend the terms of any such Award to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Award to any applicable law, government regulation or stock exchange listing requirement relating to such Award (including, but not limited to, Section 409A of the Code), and by accepting an Award under this Plan, the Participant thereby agrees to any amendment made pursuant to this Section 14 (as determined by the Administrator) without further consideration or action.
Section 15.Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 16.Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such withheld Shares or other property or already owned and unrestricted Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company, including, with the approval of the Administrator, by allowing the Participant to engage in broker-assisted cashless exercise or settlement procedures (including sales in open market transactions) to generate an amount of net proceeds

(after deducting commissions) not exceeding the applicable taxes to be withheld and directing such proceeds to the Company to be applied to the tax obligations as determined by the Company.
Section 17.Voting Proxy.
The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Administrator in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the Shares, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the Shares in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.
Section 18.Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 19.Continued Employment or Service; Other Company Actions.
Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is necessary and desirable; and such arrangements may be either generally applicable or applicable only in specific cases.
Unless determined otherwise by the Administrator, and subject to Section 29 hereof, for purposes of the Plan and all Awards, the following rules shall apply: (i) a Participant who transfers employment between the Company and its Affiliates, or between Company Affiliates, will not be considered to have terminated employment; (ii) a Participant who ceases to be a non-employee director because such Participant becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates; (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate, shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Section 20.Effective Date.

The Plan was adopted by the Board on April 15, 2026, subject to the approval of the Plan by the Company’s stockholders, and shall become effective without further action upon approval of the Plan by the Company’s stockholders (the date of such effectiveness, the “Effective Date”).
Section 21.Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 22.Securities Matters and Regulations.
(i)Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(ii)Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(iii)In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 23.Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election, and shall deliver a copy of such election to the Company, in each case immediately after filing notice of the election with the Internal Revenue Service.
Section 24.No Fractional Shares.
No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 25.Beneficiary.
If permitted by the Administrator, a Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26.Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27.Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 28.Clawback.
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to or in connection with any such law, government regulation or stock exchange listing requirement). For the avoidance of doubt, any Award granted under the Plan shall be subject to the terms and conditions of the OneMain Holdings, Inc. Compensation Clawback Policy or any successor policy.
Section 29.Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 30.Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 31.Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 32.Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
Section 33.Relationship to Other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

ONEMAIN HOLDINGS, INC.
CORPORATE SECRETARY
ATTN: LEGAL DEPARTMENT
601 NW SECOND STREET
EVANSVILLE, IN 47708

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V93348-P50936

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONEMAIN HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the two nominees listed under Proposal 1:

Nominees:	**For**	**Against**	**Abstain**
1a. Phyllis R. Caldwell	☐	☐	☐
1b. Roy A. Guthrie	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation paid to the named executive officers of OneMain Holdings Inc. (the "Company").	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the 2025 Annual Report to Stockholders are available at www.proxyvote.com

V93349-P50936

ONEMAIN HOLDINGS, INC.
Annual Meeting of Stockholders
June 16, 2026 1:00 P.M. Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Douglas H. Shulman, Lily Fu Claffee, Jeannette E. Osterhout, and Heather L. Woolen, or any of them, as proxies, each with the power to appoint a substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of OneMain Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 1:00 P.M., Central Time, on Tuesday, June 16, 2026, at 601 NW Second Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the stockholder(s) with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5, AND FOR 1 YEAR ON PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side